Exhibit 99.1

Consolidated Financial Statements of

AASTRA TECHNOLOGIES LIMITED

Years ended December 31, 2012 and 2011

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INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Mitel Networks Corporation

We have audited the accompanying consolidated financial statements of Aastra Technologies Limited, which comprise the consolidated statements of financial position as at December 31, 2012 and 2011, the consolidated statements of profit, comprehensive income, changes in equity and cash flows for the years ended December 31, 2010, 2011, and 2012, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Aastra Technologies Limited as at December 31, 2012 and 2011, and its consolidated financial performance and its consolidated cash flows for the years ended December 31, 2010, 2011, and 2012 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Chartered Professional Accountants, Licensed Public Accountants

March 25, 2014

Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to

KPMG LLP.

KPMG Confidential

AASTRA TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(In thousands of Canadian dollars)

Years ended December 31, 2012 and 2011

	2012	2011

ASSETS
Current assets:
Cash and cash equivalents (note 5)	$100,965	$129,933
Short-term investments (note 6(a))	6,433	4,202
Trade and other receivables (note 7)	159,260	167,142
Current tax assets	7,296	7,348
Inventories (note 8)	91,804	80,963
Finance lease receivables (note 9)	14,052	21,336
Acquired lease receivables	123	462
Prepaid expenses and other assets	7,106	7,234

	387,039	418,620
Long-term investment (note 6(b))	6,278	5,406
Deferred tax assets (note 10)	16,297	15,810
Finance lease receivables (note 9)	19,375	23,469
Acquired lease receivables	88	138
Property, plant and equipment (note 11)	26,754	30,953
Goodwill (note 12(a))	48,294	46,323
Intangible assets (note 12(c))	20,620	26,290
Other assets	92	516

	$524,837	$567,525

LIABILITIES AND EQUITY
Current liabilities:
Trade and other payables (note 13)	$121,121	$116,165
Current tax liabilities	11,478	30,394
Deferred income	35,209	36,222
Current portion of loans payable (note 14)	123	512
Current portion of provisions (note 15)	14,330	12,494

	182,261	195,787
Pensions (note 29)	37,731	37,566
Loans payable (note 14)	88	138
Provisions (note 15)	2,844	2,965
Deferred tax liabilities (note 10)	8,875	7,851
Other liabilities	894	995

	232,693	245,302

Equity:
Share capital (note 18)	77,859	94,917
Contributed surplus	11,162	10,247
Translation reserves	(4,726)	(6,159)
Retained earnings	207,849	223,218

	292,144	322,223

	$524,837	$567,525

Commitments, contingencies and guarantees (note 32)

Subsequent event (note 33)

See accompanying notes to consolidated financial statements.

AASTRA TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF PROFIT

(In thousands of Canadian dollars, except per share amounts)

Years ended December 31, 2012, 2011 and 2010

	2012	2011	2010

Revenue (note 21)	$606,615	$692,994	$716,936
Cost of sales	343,173	399,786	405,926

	263,442	293,208	311,010
Expenses:
Selling, general and administrative	171,745	178,476	184,806
Research and development	56,813	63,160	69,208
Depreciation and amortization	15,432	20,328	21,941
Foreign exchange loss	3,170	3,521	9,999
Other income (note 23)	—	—	(2,682)

Results from operating activities	16,282	27,723	27,738
Finance income (note 25)	(4,882)	(3,600)	(3,750)
Finance expense (note 26)	218	344	589

Profit before income taxes	20,946	30,979	30,899
Income tax (recovery) expense (note 27)	(11,900)	4,807	5,511

Profit	$32,846	$26,172	$25,388

Earnings per share (note 19):
Basic	$2.62	$1.86	$1.81
Diluted	$2.60	$1.85	$1.80

See accompanying notes to consolidated financial statements.

AASTRA TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands of Canadian dollars)

Years ended December 31, 2012, 2011 and 2010

	2012	2011	2010

Profit	$32,846	$26,172	$25,388

Other comprehensive income (loss):
Exchange differences on translating foreign operations	1,106	2,352	(8,511)
Reclassification of foreign currency differences relating to wind-up of foreign operations	327	—	—
Defined benefit plan actuarial gains (losses) (note 29)	(354)	(14,583)	2,923
Income tax relating to components of other comprehensive income	758	2,079	(385)

Other comprehensive loss, net of income tax	1,837	(10,152)	(5,973)

Total comprehensive income	$34,683	$16,020	$19,415

See accompanying notes to consolidated financial statements.

AASTRA TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In thousands of Canadian dollars, except share amounts)

Years ended December 31, 2012 and 2011

	Common Shares	Share Capital	Contributed Surplus	Translation Reserves	Retained Earnings	Total

Balance, January 1, 2010	13,852,335	$90,488	$8,030	$—	$204,812	$303,330

Comprehensive income (loss):
Profit	—	—	—	—	25,388	25,388
Other comprehensive income (loss)	—	—	—	(8,511)	2,538	(5,973)

Total comprehensive income	—	—	—	(8,511)	27,926	19,415

Transactions with owners of the Company:
Dividends	—	—	—	—	(11,197)	(11,197)
Shares issued on exercise of options	202,050	3,273	—	—	—	3,273
Share-based compensation (note 20)	—	—	1,754	—	—	1,754
Transfer from contributed surplus to share capital	—	892	(892)	—	—	—

Total transactions with owners of the Company	202,050	4,165	862	—	(11,197)	(6,170)

Balance, December 31, 2010	14,054,385	$94,653	$8,892	$(8,511)	$221,541	$316,575

Comprehensive income (loss):
Profit	—	—	—	—	26,172	26,172
Other comprehensive income (loss)	—	—	—	2,352	(12,504)	(10,152)

Total comprehensive income	—	—	—	2,352	13,668	16,020

Transactions with owners of the Company:
Dividends	—	—	—	—	(11,258)	(11,258)
Shares issued on exercise of options	70,000	851	—	—	—	851
Share-based compensation (note 20)	—	—	1,394	—	—	1,394
Shares repurchased for cancellation (note 18(b))	(92,900)	(626)	—	—	(733)	(1,359)
Transfer from contributed surplus to share capital	—	39	(39)	—	—	—

Total transactions with owners of the Company	(22,900)	264	1,355	—	(11,991)	(10,372)

Balance, December 31, 2011	14,031,485	$94,917	$10,247	$(6,159)	$223,218	$322,223

Comprehensive income (loss):
Profit	—	—	—	—	32,846	32,846
Other comprehensive income (loss)	—	—	—	1,433	404	1,837

Total comprehensive income	—	—	—	1,433	33,250	34,683

Transactions with owners of the Company:
Dividends	—	—	—	—	(9,850)	(9,850)
Shares issued on exercise of options	19,000	215	—	—	—	215
Share-based compensation (note 20)	—	—	976	—	—	976
Shares repurchased for cancellation (note 18(b))	(2,521,371)	(17,055)	—	—	(38,769)	(55,824)
Share buy-back costs	—	(279)	—	—	—	(279)
Transfer from contributed surplus to share capital	—	61	(61)	—	—	—

Total transactions with owners of the Company	(2,502,371)	(17,058)	915	—	(48,619)	(64,762)

Balance, December 31, 2012	11,529,114	$77,859	$11,162	$(4,726)	$207,849	$292,144

See accompanying notes to consolidated financial statements.

AASTRA TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of Canadian dollars)

Years ended December 31, 2012, 2011 and 2010

	2012	2011	2010

Cash and cash equivalents provided by (used in):

Operating activities:
Profit	$32,846	$26,172	$25,388
Depreciation of property, plant and equipment (note 11)	9,511	11,402	11,686
Amortization of intangible assets (note 12(c))	9,207	13,400	14,546
Share-based compensation expense (note 20)	976	1,394	1,754
Loss on sale of property, plant and equipment	845	1,130	726
Other income (note 23)	—	—	(2,682)
Finance income (note 25)	(4,882)	(3,600)	(3,750)
Finance expense (note 26)	218	344	589
Income tax (recovery) expense (note 27)	(11,900)	4,807	5,511
Change in non-cash pension liabilities	(114)	(766)	169
Change in non-cash operating working capital (note 28)	10,812	22,569	(39,601)
Income taxes paid	(3,481)	(6,471)	(8,282)

	44,038	70,381	6,054

Investing activities:
Maturity of short-term investments	18,615	4,092	3,199
Purchase of short-term investments	(19,922)	(4,092)	(4,044)
Interest received	3,113	3,523	2,866
Proceeds from disposals of property, plant and equipment	58	11	43
Purchase of property, plant and equipment	(5,803)	(5,102)	(11,193)
Purchase of intangible assets	(742)	(821)	(1,413)
Business acquisition, net of cash acquired (note 4)	(2,675)	—	—
Disposition, net of cash received (note 23)	—	—	3,649

	(7,356)	(2,389)	(6,893)

Financing activities:
Dividends paid to shareholders	(9,850)	(11,258)	(11,197)
Proceeds from exercise of share options	215	851	3,273
Repurchase of shares, including transaction costs (note 18(b))	(56,103)	(1,359)	—
Receipt of acquired lease receivables	378	740	1,505
Payment of acquired loan payable	(378)	(740)	(1,505)
Increase in loans payable	—	300	—
Repayment of loans payable	(49)	(15,894)	(14,948)
Finance costs paid	(137)	(314)	(528)

	(65,924)	(27,674)	(23,400)

Foreign exchange on cash held in foreign currency	274	(1,089)	1,347

Increase (decrease) in cash and cash equivalents	(28,968)	39,229	(22,892)
Cash and cash equivalents, beginning of year	129,933	90,704	113,596

Cash and cash equivalents, end of year	$100,965	$129,933	$90,704

See accompanying notes to consolidated financial statements.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

1.	Nature of operations

Aastra Technologies Limited (the “Company”) is incorporated under the Canada Business Corporations Act with common shares listed on the Toronto Stock Exchange. The address of the Company’s registered office is 155 Snow Boulevard, Concord, Ontario, Canada L4K 4N9. The consolidated financial statements of the Company as at and for the year ended December 31, 2012 include the accounts of the Company and its wholly owned subsidiaries. The Company’s principal business activities include the development and marketing of products and systems for accessing communication networks, including the Internet.

2.	Basis of preparation

(a)	Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”). These consolidated financial statements were authorized for issue by the Board of Directors on February 21, 2013.

(b)	Basis of measurement

These consolidated financial statements have been prepared on the measurement bases outlined in the significant accounting policies below.

(c)	Functional and presentation currency

These consolidated financial statements are presented in Canadian dollars, which is the Company’s functional currency. All financial information presented in Canadian dollars has been rounded to the nearest thousand, unless otherwise indicated.

(d)	Critical accounting, judgments and estimates

The preparation of the consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of the valuation of assets and liabilities that are not readily apparent from other sources. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

By their nature, key areas of estimation are subject to measurement uncertainty and the effect on the financial statements of changes in estimates in future periods could be significant. Those key areas, where management has made difficult, complex or subjective judgments, often as a result of matters that are inherently uncertain, include the following:

(i)	Inventory obsolescence

The calculation of inventory obsolescence includes key estimates such as the future demand for the products, the length of the lives of the products, and net realizable value when lower than cost.

(ii)	Valuation of long-term investment

Key assumptions in the valuation of the long-term investment in 2011 include the recoverability of the restructured notes, the term of the investment, likelihood that interest will be paid, the coupon rate of interest and the discount rate. In 2012, the long-term investment was valued using the current market price.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

2.	Basis of preparation (continued)

(d)	Critical accounting, judgments and estimates (continued)

(iii)	Allowances for uncollectible trade receivables

The valuation of allowances for uncollectible trade receivables requires assumptions including estimated credit losses based on customer and industry concentrations and the Company’s knowledge of the financial conditions of its customers.

(iv)	Lease classification

Judgments are made in determining whether the conditions of lease contracts indicate that substantially all of the risks and rewards incidental to ownership have been transferred to the customer. Management identifies the conditions indicating the ownership of the equipment at the end of the term, the option for the customer to purchase the equipment at the end of the term, the term of the lease versus the economic life of the equipment, and the present value of the minimum lease payments versus the fair value of the equipment among other conditions. When the risks and rewards of ownership are transferred, the transaction is accounted for as a finance lease and if not, the transaction is accounted for as an operating lease.

(v)	Warranty provision

The warranty provision is calculated using estimates such as the percentage of returns of products by our customers and historical product quality trends.

(vi)	Valuation of non-financial assets

The valuation of other non-financial assets such as goodwill, intangible assets and property, plant and equipment requires estimates relating to the future cash flows and the useful lives of the assets.

(vii)	Valuation of deferred tax assets and utilization of tax losses

The key estimate used in the valuation of deferred tax assets is the probability that some portion or all of the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent on the generation of future taxable income during the years in which the temporary differences are deductible.

(viii)	Valuation of pension plan assets and defined benefit obligations

Two of the employee benefit plans in which the Company participates are funded. In order to value pension assets, estimates are made such as the rate of return on equity securities, debt securities and real estate. The Company engages actuaries to calculate the defined benefit obligations of certain employee benefits. Management provides the actuaries with estimated inputs to the valuation including the discount rate, the expected rate of return, salary escalation, compensation levels at the time of retirement, retirement ages, and mortality rates.

(ix)	Share-based compensation

In calculating the share-based compensation expense, key estimates such as the rate of forfeiture of options granted, the expected life of the option, the volatility of the Company’s stock price and the risk-free interest rate are used.

(x)	Fair value allocations recorded as a result of business acquisitions

The determination of fair values of the net identifiable assets acquired in business acquisitions requires management to make assumptions and estimates about future events. Changes in any of the assumptions or estimates used in determining the fair value of acquired assets and liabilities could impact the amount assigned to assets, liabilities and goodwill in the purchase price allocation (note 4).

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

2.	Basis of preparation (continued)

(d)	Critical accounting, judgments and estimates (continued)

(xi)	Multiple element arrangements

For revenue arrangements involving multiple elements, the Company allocates revenue to each component of the arrangement using the relative selling price method based on market-based inputs. The allocated portion of the arrangement which is undelivered is then deferred. In some instances, a group of contracts or agreements with the same customer may be so closely related that they are, in effect, part of a single arrangement and, therefore, the Company will allocate the corresponding revenue among the various components, as described above. Changes to the assumptions and judgments made by management could materially impact the amount of revenue recognized in a particular period (note 3(k)(v)).

(xii)	Revenue recognition of professional services

Revenue recognition on professional services is based on the percentage of completion of the transaction which is assessed based on actual hours incurred and budgeted hours required to complete the transaction. The Company estimates the revenue and costs associated with the transaction based on historical experience (note 3(k)(ii)).

3.	Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements.

(a)	Basis of consolidation

(i)	Subsidiaries

Subsidiaries are entities controlled by the Company. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. The accounting policies of subsidiaries have been changed when necessary, to align them with the policies adopted by the Company.

(ii)	Transactions eliminated on consolidation

Intercompany balances and transactions, and any unrealized income and expenses arising from intercompany transactions, are eliminated in preparing the consolidated financial statements.

(iii)	Business combinations

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, measured at acquisition date fair value and the amount of any non-controlling interest in the acquiree. For each business combination, the acquirer measures the non-controlling interest in the acquiree either at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition costs incurred are expensed. When the Company acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions at the acquisition date.

For acquisitions, the Company measures goodwill as the fair value of the consideration transferred including the recognized amount of any non-controlling interest in the acquiree, less the net recognized amount (generally fair value) of the identifiable assets acquired and liabilities assumed, all measured as of the acquisition date. When the excess is negative, a bargain purchase gain is recognized immediately in profit or loss.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(b)	Foreign currency

(i)	Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of Company entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. Foreign currency differences arising on retranslation are recognized in profit or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii)	Foreign operations

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on acquisition, are translated to Canadian dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated to Canadian dollars at the average exchange rates for the period.

Foreign currency differences are recognized and presented in other comprehensive income and in translation reserves in equity.

When a foreign operation is partially or fully disposed, the proportionate share of the cumulative amount in the translation reserve related to that foreign operation is transferred to profit or loss as part of the profit or loss on disposal.

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income, and presented in the translation reserve in equity.

(c)	Financial instruments

(i)	Non-derivative financial assets

Loans and receivables are recognized on the date of origination. All other financial assets are recognized initially on the date at which the Company becomes a party to the contractual provisions of the instrument.

A financial asset is derecognized when the rights to receive cash flows from the asset have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership. Any interest in transferred financial assets that is created or retained by the Company is recognized as a separate asset or liability.

The Company classifies its financial assets in the following categories: financial assets at fair value through profit or loss and loans and receivables. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(c)	Financial instruments (continued)

(i)	Non-derivative financial assets (continued)

Financial assets at fair value through profit or loss

A financial asset is classified at fair value through profit or loss if it is classified as held for trading or is designated as such upon initial recognition. Financial assets are designated at fair value through profit or loss if the Company manages such investments and makes purchase and sale decisions based on their fair value in accordance with the Company’s documented risk management or investment strategy. Attributable transaction costs are recognized in profit or loss when incurred. Financial assets at fair value through profit or loss are measured at fair value and changes therein are recognized in profit or loss.

Financial assets at fair value through profit or loss comprise cash and cash equivalents, short-term investments and long-term investments. Short-term investments include highly liquid instruments such as commercial paper, bonds, and publicly traded stock. Commercial paper and bonds, classified as short-term investments have a maturity date of more than three months from the acquisition date.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are initially recognized at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

Loans and receivables comprise trade and other receivables, finance lease receivables and acquired lease receivables. Trade receivables are amounts due from customers for the rendering of services or sale of goods in the ordinary course of business. Equipment leased under terms which transfer substantially all of the risks and rewards of ownership to customers is accounted for as finance lease receivables.

The Company maintains an allowance for doubtful accounts to provide for impairment of trade receivables. The expense relating to doubtful accounts is included within selling, general and administrative expenses in the consolidated statement of profit.

(ii)	Non-derivative financial liabilities

Financial liabilities are recognized initially on the date at which the Company becomes a party to the contractual provisions of the instrument.

A financial liability is derecognized when its contractual obligations are discharged, cancelled or expired.

The Company has the following non-derivative financial liabilities: trade and other payables and loans payable.

Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest method.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(c)	Financial instruments (continued)

(iii)	Share capital

Common shares

Common shares are classified as equity. Incremental costs directly attributable to the issue of common shares and share options are recognized as a deduction from equity, net of any tax effects.

Repurchase of share capital

When share capital recognized as equity is repurchased, the amount of the consideration paid, which includes directly attributable costs, net of any tax effects, is recognized as a deduction from equity.

(d)	Cash and cash equivalents

Cash and cash equivalents include cash balances and highly liquid investments such as bankers’ acceptances, term deposits and treasury bills with original maturity dates of three months or less. Bank overdrafts that are repayable on demand are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.

(e)	Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is determined on a weighted average cost basis, and includes expenditures incurred in acquiring the inventories and other costs incurred in bringing them to their existing location and condition. In determining net realizable value, the Company considers the aging and future demand for the inventory.

(f)	Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

(i)	The Company as a lessor

Amounts due from lessees under finance leases are recorded as finance lease receivables at the amount of the Company’s net investment in the leases. Finance lease income is allocated to accounting periods so as to reflect a constant periodic rate of return on the Company’s net investment in the lease.

Rental income from operating leases is recognized on a straight-line basis over the term of the relevant lease.

(ii)	The Company as a lessee

Leases are classified as operating leases and are not recognized in the Company’s statement of financial position. Payments made under operating leases (net of any incentives received from the lessor) are charged to the profit or loss on a straight-line basis over the period of the lease.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(g)	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses.

The cost of an item of property, plant and equipment consists of the purchase price, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use and an initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to profit or loss in the period in which they are incurred.

Any gain and loss arising on disposal of the asset, determined as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized within selling, general and administrative expense in the consolidated statement of profit.

Depreciation is calculated over the depreciable amount, which is the cost of an asset, or revalued amount, less its residual value.

Depreciation is recognized in profit or loss on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset.

The estimated useful lives for the current and comparative periods are as follows:

Tooling	5 years
Equipment	3 – 10 years
Furniture	5 – 9 years
Vehicles	4 – 5 years
Buildings	17 – 25 years
Leasehold improvements	Shorter of estimated useful life and lease term

Depreciation methods, useful lives and residual values are reviewed at each financial year-end and adjusted if appropriate.

(h)	Goodwill and intangible assets

(i)	Goodwill

Goodwill is measured at cost less accumulated impairment losses and is not amortized.

(ii)	Intangible assets

Upon acquisition, intangible assets with finite useful lives are recorded at fair value and are carried at cost less accumulated amortization and impairment losses.

Amortization is calculated over the cost of the asset, or revalued amount, less its residual value.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(h)	Goodwill and intangible assets (continued)

(ii)	Intangible assets (continued)

Amortization is recognized in profit or loss on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the asset. The estimated useful lives for the current and comparative periods are as follows:

Patents	7 years
Customer relationships	7 years
Trade name license	5 years
Non-compete agreement	3 years
Licensed technology	5 years
Computer software	2 – 3 years

Intangible assets are derecognized upon disposal or when no future economic benefits are expected from their use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net proceeds from the disposal of the asset and its carrying amount, are recognized in profit or loss when the asset is derecognized.

(iii)	Internally generated intangible assets

Development expenditures can be capitalized only where a development project meets certain conditions, including technical feasibility of the intangible asset, intention to complete the project, ability to sell the intangible asset, probability that the intangible asset can produce future economic benefits, availability of resources to complete the project, and ability to reliably measure the expenditure attributable to the intangible asset.

Development projects are reviewed as they arise and on an ongoing basis to assess whether all conditions have been met. As of December 31, 2012 and 2011, no development projects met all of the conditions and no internally generated intangible assets have been recognized.

(i)	Impairment

(i)	Financial assets

A financial asset not carried at fair value through profit or loss is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if objective evidence indicates that a loss event has occurred after the initial recognition of the asset, and that the loss event had a negative effect on the estimated future cash flows of that asset that can be estimated reliably.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(i)	Impairment (continued)

(i)	Financial assets (continued)

An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows discounted at the asset’s original effective interest rate. Losses are recognized in profit or loss and reflected in an allowance account against receivables. When a subsequent event causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through profit or loss.

(ii)	Non-financial assets

The carrying amounts of the Company’s non-financial assets, other than inventories and deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment, unless indicators of impairment exist that require more frequent testing.

For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash flows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit”). The goodwill acquired in a business combination, for the purpose of impairment testing, is allocated to the group of cash-generating units that is expected to benefit from the synergies of the combination. The level at which goodwill is allocated is based on the level at which goodwill is monitored by management and is not higher than an operating segment. The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing fair value less costs to sell, the estimated future cash flows, based on assumptions consistent with those that a market participant would make, are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or group of assets. In assessing value in use, the estimated future cash flows expected to be derived from the cash generating unit, both from its continuous use and ultimate disposal, are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or group of assets.

The Company’s corporate assets do not generate separate cash inflows. Corporate assets are eliminated on a reasonable and consistent basis.

An impairment loss is recognized if the carrying amount of an asset or its cash-generating unit exceeds its estimated recoverable amount. Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the units, and then to reduce the carrying amounts of the other assets in the unit (group of units) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, an impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized in previous periods.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(j)	Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost.

(i)	Warranties

A provision for warranties is recognized when the products are sold to a third party. The amount of the provisions for product warranties reflects management’s expected future costs of fulfilling the obligations. The provision is based primarily on historical warranty claim experience.

(ii)	Other

Site restoration

The Company is required to restore various rental premises to their original state. The provisions are based on the best estimate of the amount required to settle the obligation. Each provision is discounted to present value by applying a risk-adjusted rate specifically applicable to the liability. This estimate is revised on an annual basis and adjusted where appropriate against the asset to which it relates.

Onerous contracts

Onerous contracts are those where the unavoidable costs of meeting the obligations under the contract exceed the benefits to be derived. The Company identifies those contracts that are onerous and provides for the costs until the end of each contract, discounting those amounts that are due to be paid more than twelve months from the end of the period.

Legal claims

In the normal course of operations, the Company may be subject to litigation claims from customers, suppliers, patent holders and former employees. A provision is recognized when the probability that the event will occur is greater than the probability that it will not. The Company regularly reviews outstanding claims to see if they meet the criteria. A provision is calculated based on management’s best estimate of a probable outflow of economic resources.

Waste electrical and electronic equipment directive (“WEEE directive”)

Under the WEEE directive, put in place by the European Community in February 2003, manufacturers of electronic equipment are responsible for the ultimate disposal of the equipment. The Company assesses the equipment sold during the year and estimates the cost per unit to recycle. Estimates in the provision include the year in which the equipment might be recycled and inputs to the present value calculation. The provision is updated quarterly with actual collection values and new sales.

Restructuring

The Company incurs restructuring charges relating to workforce reductions which include employee severance and other social costs. The recognition of these charges requires Management to make certain judgments and estimates regarding the nature, timing and amounts associated with these restructuring plans. Employee termination costs are recognized in the period the detailed plans are approved and the actions have either commenced or have been announced to employees. At the end of each reporting period, the remaining balances are assessed for appropriateness. Adjustments to the recorded amounts may be required to reflect actual experience or changes in future estimates.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(k)	Revenue

(i)	Product sales

Revenue from the sale of hardware and software products is measured at the fair value of the consideration received or receivable, net of returns, trade discounts and volume rebates. Revenue is recognized at the time that title has passed to the customer, the price is determinable, and collection of the sales price is reasonably assured. Title passes to the customer at the date of shipment or at the date of receipt by the customer, depending on the shipping terms, or after the customer accepts that the hardware has been correctly installed and is usable. The Company has no further performance obligations other than those under its standard manufacturing warranty.

(ii)	Services

Revenue from services rendered is recognized in profit or loss in proportion to the stage of completion of the transaction at the reporting date.

(iii)	Finance leases

Finance leases are those where substantially all of the benefits and risks of ownership of the equipment are transferred to the customer. Sales revenue recognized at the inception of the lease represents the present value of the minimum lease payments, net of any executory costs and related profit included therein, computed at the interest rate implicit in the lease. Unearned finance income, effectively the difference between the total minimum lease payments adjusted for executory costs and the aggregate present value, is deferred and recognized in earnings over the lease term to produce a constant rate of return on the investment in the lease. The cost or carrying value of the equipment being leased is recognized at the inception of the lease reduced by the present value of the unguaranteed residual value accruing to the lessor.

(iv)	Rental income

Rental income from operating leases of communication equipment is recognized in profit or loss on a straight-line basis over the term of the lease.

(v)	Multiple deliverables

For revenue arrangements with multiple deliverables, revenue is allocated to each separable element of the contract using the estimated selling prices of deliverables. When the arrangement requires significant customization, installation services considered essential to the functionality of the related hardware are not separated from the hardware, and revenue related to these combined units is recognized under the percentage-of-completion method, using cost of services as a measure of progress to completion.

(l)	Employee benefits

(i)	Defined contribution plans

The Company has defined contribution plans providing pensions for its employees in Italy. A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognized as an employee benefit expense in profit or loss in the periods during which services are rendered by employees.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(l)	Employee benefits (continued)

(ii)	Defined benefit plans

The Company operates defined benefit pension plans for current and former employees of its subsidiaries in North America and in several European countries. A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. The Company’s net obligation in respect of defined benefit pension plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value. Any unvested past service costs and the fair value of any plan assets are deducted. The discount rate is the yield at the reporting date on AA credit-rated bonds that have maturity dates approximating the terms of the Company’s obligations and that are denominated in the same currency in which the benefits are expected to be paid. The calculation is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a benefit to the Company, the recognized asset is limited to the total of any unrecognized past service costs and the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. In order to calculate the present value of economic benefits, consideration is given to any minimum funding requirements that apply to any plan in the Company. An economic benefit is available to the Company if it is realizable during the life of the plan, or on settlement of the plan liabilities.

When the benefits of a plan are improved, the portion of the increased benefit relating to past service by employees is recognized in profit or loss on a straight-line basis over the average period until the benefits become vested. To the extent that the benefits vest immediately, the expense is recognized immediately in profit or loss.

The Company recognizes all actuarial gains and losses arising from defined benefit plans immediately in other comprehensive income and reports them in retained earnings.

The Company does not provide any non-pension post-retirement benefits.

(iii)	Termination benefits

Termination benefits are generally payable when employment is terminated before the normal retirement date or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Company recognizes termination benefits when it is demonstrably committed to either terminating the employment of current employees according to a detailed formal plan without realistic possibility of withdrawal or providing termination benefits as a result of an offer made to encourage voluntary redundancy.

(iv)	Short-term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided.

A liability is recognized for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(l)	Employee benefits (continued)

(v)	Share-based compensation

The Company applies a fair value method of accounting to all share-based compensation granted to employees. The estimated fair value of the stock options granted is determined using the Black-Scholes option pricing model and is amortized to income on a straight-line basis over the period in which the related services are rendered, which is usually the vesting period, or as applicable, over the period to the date an employee is eligible to retire, whichever is shorter.

The fair value of the amount payable to employees in respect of share appreciation rights, which are settled in cash, is recognized as an expense with a corresponding increase in liabilities over the period that the employees unconditionally become entitled to payment. The liability is remeasured at each reporting date and at settlement date. Any changes in the fair value of the liability are recognized in profit or loss.

(m)	Investment tax credits

The Company is entitled to federal and provincial investment tax credits in Canada and France, which are earned as a percentage of eligible research and development expenditures incurred in each taxation year. Investment tax credits are accounted for as a reduction in the related expenditure for items of a current nature and a reduction in the related asset cost for items of a long-term nature, provided that the Company has reasonable assurance that the tax credits will be realized.

(n)	Finance income and finance expenses

Finance income comprises interest income on funds invested, finance income from leases, dividend income and changes in the fair value of financial assets at fair value through profit or loss. Interest income is recognized as it accrues in profit or loss using the effective interest method. Dividend income is recognized in profit or loss on the date that the Company’s right to receive payment is established, which in the case of quoted securities is the ex-dividend date.

Finance expenses comprise interest expense on borrowings and unwinding of the discount on provisions. Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss using the effective interest method.

Gains and losses on the sale of short-term investments are reported on a net basis.

(o)	Income tax

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to a business combination or to items recognized directly in equity or in other comprehensive income. In this case, the tax is also recognized directly in equity or in other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date in the countries in which the Company operates, and any adjustment to tax payable in respect of previous years.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(o)	Income tax (continued)

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

In the ordinary course of business, there are many transactions for which the ultimate tax outcome is uncertain. The final tax outcome of these matters may be different from the estimates originally made by management in determining income tax provisions. Management periodically evaluates the positions taken in the Company’s tax returns with respect to situations in which applicable tax rules are subject to interpretation. A provision is established related to tax uncertainties where appropriate based on management’s best estimate of the amount that will ultimately be paid to or received from tax authorities. Accrued interest and penalties relating to tax uncertainties are recognized in current income tax expense.

(p)	Earnings per share

Basic earnings per share is calculated by dividing the profit attributable to equity holders of the Company by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed by dividing net income attributable to equity holders of the Company by the weighted average number of shares outstanding, adjusted for the effects of all dilutive potential common shares.

(q)	Recent accounting pronouncements

The following is a summary of recent accounting pronouncements that may affect the Company. The Company is currently assessing the impact of adoption of these pronouncements.

(i)	Financial instruments

IFRS 9, Financial Instruments, replaces IAS 39, Financial Instruments: Recognition and Measurement. The new standard requires entities to classify financial assets as being measured either at amortized cost or fair value depending on the business model and contractual cash flow characteristics of the asset. For financial liabilities, IFRS 9 requires an entity choosing to measure a liability at fair value to present the portion of the change in its fair value due to change in the entity’s own credit risk in the other comprehensive income rather than in the statement of profit or loss. The new standard applies to annual periods beginning on or after January 1, 2015.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(q)	Recent accounting pronouncements (continued)

(ii)	Investment entities

IFRS 10, Consolidated Financial Statements, is amended to introduce an exception for investment entities to the principle that all subsidiaries are consolidated. An investment entity is required to measure subsidiaries at fair value through profit or loss. IFRS 12, Disclosure of Interests in Other Entities, is amended to add disclosure requirements for investment entities. IAS 27, Separate Financial Statements, is amended to require an investment entity to measure its investments in subsidiaries at fair value through profit or loss when it presents separate financial statements. These amendments are effective for annual periods beginning on or after January 1, 2014.

(iii)	Employee benefits

IAS 19, Employee Benefits, is revised to eliminate the option to defer the recognition of actuarial gains and losses, enhance the guidance around measurement of plan assets and defined benefit obligations, streamline the presentation of changes in assets and liabilities arising from defined benefit plans and enhance disclosure requirements for defined benefit plans. The amendments are effective for annual periods beginning on or after January 1, 2013.

(iv)	Fair value measurements

IFRS 13, Fair Value Measurements, provides a single source of guidance on how to measure fair value where its use is already required or permitted by other IFRS and enhances disclosure requirements for information about fair value measurements. The new standard is effective for annual periods beginning on or after January 1, 2013.

(v)	Consolidated financial statements

IFRS 10, Consolidated Financial Statements, replaces SIC 12, Consolidation – Special Purpose Entities, and the guidance on control and consolidation in IAS 27, Consolidated and Separate Financial Statements. IFRS 10 includes a new definition of control that determines which entities are consolidated, and requires control of an investee to be reassessed when the facts and circumstances indicate that there have been changes to one or more of the criteria for determining control. This standard is effective for annual periods beginning on or after January 1, 2013.

(vi)	Financial instruments: disclosures

IFRS 7, Financial Instruments: Disclosures, is amended to require additional disclosures on offsetting of financial assets and financial liabilities. The amendment is effective for annual periods beginning on or after January 1, 2013 and interim periods within those annual periods.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

3.	Significant accounting policies (continued)

(q)	Recent accounting pronouncements (continued)

(vii)	Annual improvements to IFRS 2009–2011 cycle

The annual improvements consist of non-urgent but necessary amendments to IFRS issued between 2009 and 2011. Amendments are made to IFRS 1 First-time Adoption of International Financial Reporting Standards related to borrowing costs and to permit repeat application of IFRS 1, IAS 1 Presentation of Financial Statements to clarify the requirements for comparative information, IAS 16 Property, Plant and Equipment for the classification of servicing equipment, IAS 32 Financial Instruments: Presentation to clarify that the tax effect of a distribution to holders of equity instruments should be accounted for in accordance with IAS 12 Income Taxes, and IAS 34 Interim Financial Reporting to clarify interim reporting of segment information for total assets in order to enhance consistency with the requirements in IFRS 8 Operating Segments. These amendments are effective for annual periods beginning on or after January 1, 2013.

(viii)	Presentation of items of other comprehensive income (“OCI”)

IAS 1, Presentation of Financial Statements, is amended to change the disclosure of items presented in OCI, including a requirement to separate items presented in OCI into two groups based on whether or not they may be recycled to profit or loss in the future. This amendment is effective for annual periods beginning on or after July 1, 2012.

4.	Business acquisition

On March 31, 2012, the Company, through a wholly owned subsidiary, acquired all of the outstanding shares of Comdasys AG (“Comdasys”). Comdasys offers fixed mobile convergence solutions which enable smartphones to become full-featured PBX extensions with Unified Communication capabilities, thereby enabling enterprises to leverage their existing communication infrastructure to implement more efficient and cost-effective mobile communication solutions. The purchase of Comdasys will enhance the Company’s fixed mobile convergence solutions and mobile video solutions.

As set forth in the purchase agreement, the total purchase price, in cash consideration, for the shares was $3,053 (Euro 2,292). The final purchase price is subject to adjustment upon receipt of the audited closing statement of financial position of the acquired company and hence, approximately $453 (Euro 345) of the total cash consideration remains held by an escrow agent at December 31, 2012.

The allocation of the purchase price to the fair value of assets and liabilities acquired is subject to change upon receipt of final audited statement of financial position and external valuations. The purchase price will be allocated to the assets acquired (including identifiable intangible assets arising from the purchase) and liabilities assumed based on their estimated fair value at the date of acquisition.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

4.	Business acquisition (continued)

The preliminary purchase price allocation based on the information available is as follows:

Assets acquired:
Current assets (inclusive of cash acquired of $378)	$1,479
Deferred tax assets	142
Property, plant and equipment	28
Acquired licensed technology	2,331
Goodwill	557

4,537

Less liabilities assumed:
Current liabilities	785
Deferred tax liabilities	699

1,484

Fair value of net assets acquired	$3,053

Financed by:
Cash	$3,053

None of the goodwill recognized is expected to be deductible for income tax purposes.

Current assets include trade receivables balances with fair value of $717, the entirety of which is expected to be collected.

The Company’s consolidated statement of profit for the year ended December 31, 2012 includes revenue of $604 and loss of $23 recognized by Comdasys. The consolidated revenue and profit would not have been materially different had the acquisition occurred on January 1, 2012.

5.	Cash and cash equivalents

Cash and cash equivalents consist of the following:

	2012	2011
Cash	$50,525	$70,667
Cash equivalents	50,440	59,266

	$100,965	$129,933

Investments held, which mature in less than 90 days from the original purchase date, are classified as cash equivalents on the Consolidated Statement of Financial Position. Generally, cash equivalents are comprised of bankers’ acceptances, term deposits, and treasury bills. There is no asset-backed commercial paper classified as cash and cash equivalents at December 31, 2012 or 2011. At December 31, 2012 and 2011, none of the Company’s cash was restricted.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

6.	Investments

(a)	Short-term investments

The following table presents a breakdown of the Company’s short-term investments, all of which are classified at fair value through profit or loss:

	2012	2011
Guaranteed investment certificates	$5,509	$4,094
Short-term investment in MAV II Notes	924	—
Other	—	108

	$6,433	$4,202

The Company’s exposure to credit, currency and interest rate risks and fair value information related to short-term investments is disclosed in note 16.

(b)	Long-term investment in MAV II Notes

In July 2007, the Company invested $8,514 in asset-backed commercial paper (“ABCP”) issued by Structured Investment Trust III, which was rated R1-High by the Dominion Bond Rating Service at the time it was purchased. In August 2007, the market for trading certain ABCP in Canada was halted after several issuers of ABCP could not obtain financing to roll their investments.

As of December 31, 2012, the Company holds the following ABCP notes at original cost:

MAV II CL-A-1	$5,678
MAV II CL-A-2	1,425
MAV II CL-B	259
MAV II CL-C	228
MAV II CL-15	924

$8,514

During 2012, the market for MAV II Notes generally improved. As a current development further supporting market prices, an amended structure was passed by an Extraordinary Resolution of the Note holders on August 30, 2012, which when implemented will allow for optional early redemptions of the MAV II Notes and monetization of the net asset value through periodic pro rata unwinding of the underlying swaps, collateral, funding facilities and notes. This event generally buoyed prices of the MAV II Notes on announcement, as a liquidity option appears to be available in due course.

Based on information available in the public domain, the Company believes that the market prices are adequate indication of fair market value and the market is active enough to provide a minimum bid price in reasonable size for all MAV II Notes. The market is considered to be as active as any asset-backed security market. As a result, the Company calculated the fair value of its investment based on the current market price. In 2011, the Company calculated the fair value on a blended basis between market price and the fair value using a going concern valuation approach to a discounted cash flow model.

Based on available market values, the Company recorded the MAV II Notes investment at $7,202 (December 31, 2011 – $5,406) of which $924 is recorded as short-term investment on the Consolidated Statement of Financial Position. As a result, the Company recorded a fair value adjustment gain of $1,796 (2011 – $155; 2010 – $734) in the Consolidated Statement of Profit in Finance income.

The Company is continuing to monitor market conditions. Based on existing knowledge, it is reasonably possible that changes in future conditions in the near term could require a material change in the valuation of the MAV II Notes investment.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

7.	Trade and other receivables

	2012	2011
Trade receivables	$150,670	$158,348
Allowance for doubtful accounts	(6,749)	(7,139)

Net trade receivables	143,921	151,209
Other receivables	15,339	15,933

	$159,260	$167,142

The Company’s exposure to credit risks and impairment losses related to trade receivables is disclosed in note 16.

8.	Inventories

	2012	2011
Raw materials	$4,393	$4,198
Work in progress	10,102	9,040
Finished goods	77,309	67,725

	$91,804	$80,963

During the year ended December 31, 2012, the Company recorded an inventory provision of $3,419 (2011 – $7,769; 2010 – $5,695) to write down the value of the inventory to estimated net realizable value and a reversal of inventory previously written down of $2,287 (2011 – $348; 2010 – $1,390), due to the sale of the inventory previously written down. The net inventory provision of $1,132 (2011 – $7,421; 2010 – $4,305) is included in cost of sales.

9.	Finance lease receivables

The Company’s finance lease receivables include the following:

	2012	2011
Gross investment in finance leases	$36,879	$48,731
Unearned finance income	(3,452)	(3,926)

Net investment in finance leases	33,427	44,805
Current portion	(14,052)	(21,336)

	$19,375	$23,469

The future receipts of gross investment in finance lease receivables are as follows:

	2012	2011
Less than one year	$15,669	$23,297
Between one and five years	20,553	24,876
More than five years	657	558

	$36,879	$48,731

The future receipts of net investment in finance lease receivables are as follows:

	2012	2011
Less than one year	$14,052	$21,336
Between one and five years	18,771	22,951
More than five years	604	518

	$33,427	$44,805

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012, 2011 and 2010

10.	Deferred tax assets and liabilities

(a)	Unrecognized deferred tax liabilities

At December 31, 2012 temporary differences of $330,449 (2011 – $406,239) related to investments in subsidiaries were not recognized because the Company controls whether the liability will be incurred and it is satisfied that it will not be incurred in the foreseeable future.

(b)	Unrecognized deferred tax assets

Deferred tax assets have not been recognized in respect of the following items:

	2012	2011
Deductible temporary differences	$4,041	$4,327
Tax losses	12,909	10,930

	$16,950	$15,257

Certain tax losses expire between 2014 and 2021. More than half of the tax losses have no expiry date. Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the Company can utilize the benefits.

(c)	Recognized deferred tax assets and liabilities

Deferred tax assets and liabilities are attributable to the following:

	Assets		Liabilities		Net
	2012	2011	2012	2011	2012	2011
Property, plant and equipment	$1,292	$1,680	$(348)	$(194)	$944	$1,486
Goodwill and intangible assets	2,746	2,331	(4,577)	(5,642)	(1,831)	(3,311)
Inventories	4,084	4,066	—	—	4,084	4,066
Employee benefits	4,057	2,981	—	—	4,057	2,981
Provisions	3,524	3,488	(1,382)	(1,492)	2,142	1,996
Other items	396	303	(3,043)	(833)	(2,647)	(530)
Tax loss carry-forwards	673	1,271	—	—	673	1,271

Tax assets (liabilities)	16,772	16,120	(9,350)	(8,161)	7,422	7,959
Set off of tax	(475)	(310)	475	310	—	—

Net tax assets (liabilities)	$16,297	$15,810	$(8,875)	$(7,851)	$7,422	$7,959

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

10.	Deferred tax assets and liabilities (continued)

(c)	Recognized deferred tax assets and liabilities (continued)

Movement in temporary differences during the year:

	Balance January 1, 2010	Recognized in profit or loss	Foreign exchange translation recognized in other compre- hensive income	Recog- nized in other compre- hensive income	Balance December 31, 2010	Recognized in profit or loss	Foreign exchange translation recognized in other compre- hensive income	Recog- nized in other compre- hensive income	Balance December 31, 2011	Recognized in profit or loss	Foreign exchange trans- lation recog- nized in other compre- hensive income	Acqui- sition	Recog- nized in other compre- hensive income	Balance December 31, 2012
Property, plant and equipment	$853	$947	$(133)	$—	$1,667	$(218)	$37	$—	$1,486	$(518)	$(24)	$—	$—	$944
Goodwill and intangible assets	(9,779)	3,037	(426)	—	(7,168)	4,650	(793)	—	(3,311)	2,314	(159)	(675)	—	(1,831)
Inventories	2,974	250	(35)	—	3,189	1,057	(180)	—	4,066	(32)	50	—	—	4,084
Employee benefits	1,907	(95)	13	(385)	1,440	(649)	111	2,079	2,981	256	62	—	758	4,057
Provisions	2,013	2,625	(369)	—	4,269	(2,740)	467	—	1,996	210	(64)	—	—	2,142
Other items	(255)	(425)	61	—	(619)	108	(19)	—	(530)	(2,091)	(26)	—	—	(2,647)
Tax loss carry-forwards	1,782	(1,207)	169	—	744	635	(108)	—	1,271	(698)	(37)	137	—	673

	$(505)	$5,132	$(720)	$(385)	$3,522	$2,843	$(485)	$2,079	$7,959	$(559)	$(198)	$(538)	$758	$7,422

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

11.	Property, plant and equipment

	Land and buildings	Tooling	Equipment	Furniture	Leasehold improvements	Vehicles	Total

Cost:
Balance, January 1, 2011	$5,445	$18,748	$50,029	$8,796	$21,873	$53	$104,944
Additions	—	555	3,800	310	514	—	5,179
Disposals	—	(1,534)	(4,824)	(18)	(98)	—	(6,474)
Reclassifications	—	11	(11)	—	—	—	—
Foreign exchange impact	63	140	625	(30)	118	(5)	911

Balance, December 31, 2011	$5,508	$17,920	$49,619	$9,058	$22,407	$48	$104,560
Acquisition through business combination (note 4)	—	—	28	—	—	—	28
Additions	—	359	4,993	311	747	37	6,447
Disposals	—	(994)	(13,448)	(401)	(1,086)	(35)	(15,964)
Reclassifications	—	32	(93)	—	61	—	—
Foreign exchange impact	—	7	(417)	(61)	(133)	(4)	(608)

Balance, December 31, 2012	$5,508	$17,324	$40,682	$8,907	$21,996	$46	$94,463

Accumulated depreciation and impairment losses:
Balance, January 1, 2011	$(1,650)	$(16,920)	$(31,705)	$(5,803)	$(11,332)	$(24)	$(67,434)
Depreciation for the year	(291)	(894)	(6,818)	(850)	(2,541)	(8)	(11,402)
Disposals	—	1,534	3,729	4	77	—	5,344
Foreign exchange impact	4	(110)	—	31	(43)	3	(115)

Balance, December 31, 2011	$(1,937)	$(16,390)	$(34,794)	$(6,618)	$(13,839)	$(29)	$(73,607)
Depreciation for the year	(273)	(658)	(5,476)	(806)	(2,291)	(7)	(9,511)
Disposals	—	989	12,727	355	969	20	15,060
Reclassifications	—	(4)	6	(2)	—	—	—
Foreign exchange impact	(3)	(5)	259	29	67	2	349

Balance, December 31, 2012	$(2,213)	$(16,068)	$(27,278)	$(7,042)	$(15,094)	$(14)	$(67,709)

Carrying amounts:
December 31, 2011	$3,571	$1,530	$14,825	$2,440	$8,568	$19	$30,953
December 31, 2012	$3,295	$1,256	$13,404	$1,865	$6,902	$32	$26,754

During 2012, depreciation of $3,286 is included in cost of sales (2011 – $4,474; 2010 – $4,291).

Included in equipment is cost of $10,695 and accumulated depreciation of $4,998 (2011: cost – $14,329 and accumulated depreciation – $5,820) of equipment leased to customers as operating leases. The future minimum lease receivables under non-cancellable operating leases are as follows:

	2012	2011
Less than one year	$3,605	$4,667
Between one and five years	5,972	9,454
More than five years	267	631

	$9,844	$14,752

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

12.	Goodwill and intangible assets

(a)	Goodwill

The following table presents goodwill for the years ended December 31, 2012 and 2011:

	2012	2011

Cost:
Balance, January 1	$56,779	$56,776
Acquisition through business combination (note 4)	557	—
Foreign exchange impact	1,495	3

Balance, December 31	$58,831	$56,779

Accumulated impairment losses:
Balance, January 1	$(10,456)	$(10,455)
Foreign exchange impact	(81)	(1)

Balance, December 31	$(10,537)	$(10,456)

Net balance, December 31	$48,294	$46,323

(b)	Impairment testing for cash-generating units

The Company performs its annual impairment assessment of goodwill, intangible assets and property, plant and equipment in the fourth quarter of each year or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when the carrying amount of a cash generating unit (“CGU”) exceeds the recoverable amount, which is determined as the greater of its value-in-use and its fair value less costs to sell.

The process of determining the recoverable amount of a CGU is subjective and requires management to exercise significant judgment in estimating future growth rates and discount rates, among other factors. The assumptions used in the annual impairment assessment are determined based on past experiences adjusted for expected changes in future conditions. The major assumptions include projections of cash flows, with primary emphasis on the Company’s 2013 budget which was approved by the Board of Directors. A weighted-average cost of capital of approximately 18% was used, on a pre-tax basis, to discount cash flows. For those CGUs that contained the goodwill and intangible assets, based on the cash flow model, the break-even discount rate is in the range of 19% to 22%.

In 2012, the Company recorded no impairment against goodwill, intangible assets or property, plant and equipment as the recoverable amounts of the CGUs exceeded their carrying amounts.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

12.	Goodwill and intangible assets (continued)

(c)	Intangible assets

	Patents	Customer relationships	Trade name license	Non-compete agreement	Licensed technology	Computer software	Total

Cost:
Balance, January 1, 2011	$47,100	$53,701	$1,951	$7,165	$—	$11,395	$121,312
Additions	—	—	—	—	—	822	822
Disposals	—	—	—	—	—	(382)	(382)
Foreign exchange impact	(86)	(28)	(18)	3	—	(4)	(133)

Balance, December 31, 2011	$47,014	$53,673	$1,933	$7,168	$—	$11,831	$121,619
Acquisition through business combination (note 4)	—	—	—	—	2,331	—	2,331
Additions	—	—	—	—	110	647	757
Disposals	—	—	—	—	—	(160)	(160)
Fully amortized and no longer in use	—	—	(1,882)	(7,124)	—	—	(9,006)
Foreign exchange impact	222	1,201	(51)	(44)	(33)	(21)	1,274

Balance, December 31, 2012	$47,236	$54,874	$—	$—	$2,408	$12,297	$116,815

Accumulated amortization and impairment losses:
Balance, January 1, 2011	$(36,513)	$(28,078)	$(1,951)	$(6,542)	$—	$(9,739)	$(82,823)
Amortization for the year	(4,792)	(7,055)	—	(643)	—	(910)	(13,400)
Disposals	—	—	—	—	—	382	382
Foreign exchange impact	225	256	18	17	—	(4)	512

Balance, December 31, 2011	$(41,080)	$(34,877)	$(1,933)	$(7,168)	$—	$(10,271)	$(95,329)
Amortization for the year	(2,165)	(5,796)	—	—	(354)	(892)	(9,207)
Disposals	—	—	—	—	—	155	155
Fully amortized and no longer in use	—	—	1,882	7,124	—	—	9,006
Foreign exchange impact	(111)	(808)	51	44	(7)	11	(820)

Balance, December 31, 2012	$(43,356)	$(41,481)	$—	$—	$(361)	$(10,997)	$(96,195)

Carrying amounts:
December 31, 2011	$5,934	$18,796	$—	$—	$—	$1,560	$26,290
December 31, 2012	$3,880	$13,393	$—	$—	$2,047	$1,300	$20,620

13.	Trade and other payables

	2012	2011
Trade payables	$41,308	$37,851
VAT / HST and other tax payable	13,155	15,454
Accrued expenses	66,658	62,860

	$121,121	$116,165

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

14.	Loans payable

The following table presents a breakdown of the Company’s loans payable:

	2012	2011

Current liabilities:
Credit facilities	$—	$50
Loan	123	462

	$123	$512

Non-current liabilities:
Loan	$88	$138

	$88	$138

Terms and conditions of outstanding loans are as follows:

	2012		2011
	Principal outstanding	Carrying amount	Principal outstanding	Carrying amount
Credit facilities (a)	—	$—	38 Euro	$50
Loan (b)	160 Euro	211	454 Euro	600

		$211		$650

(a)	Credit facilities

The credit facilities bear fixed interest rates from 5.49% to 5.55% and were repayable in monthly installments. Substantially all of the assets of Aastra Lease SA have been pledged as security for borrowing under these credit facilities. The credit facilities were fully repaid in 2012. At December 31, 2012, the Company had $15,984 (2011 – $17,965) of available bank overdraft facilities to provide short-term financing.

(b)	Loan

As part of the acquisition of the DeTeWe Telecom Systems business in 2005, the Company agreed to assume responsibility for the collection of specified pre-existing leasing receivables, and remit payment to the seller upon collection. Management believes it does not bear any of the economic risks associated with collection of these lease receivables, as any amounts not recoverable from the customers will result in a reduction to the loan payable by the Company to the seller in the same amount. The economic effect of this transaction is that the Company will act as an agent on behalf of the seller. The loan is non-interest bearing.

The future principal payments of the outstanding loans payable at December 31, 2012 are as follows:

Loan
Less than one year	$123
Between one and five years	88

$211

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

15.	Provisions

	Warranties	Other	Total

Balance, January 1, 2011	$7,566	$9,469	$17,035
Additions	4,342	2,481	6,823
Utilizations	(5,701)	(980)	(6,681)
Reversals	(680)	(1,352)	(2,032)
Unwind of discount	—	100	100
Foreign exchange impact	129	85	214

Balance, December 31, 2011	$5,656	$9,803	$15,459
Additions	1,711	3,079	4,790
Utilizations	(1,514)	(501)	(2,015)
Reversals	(310)	(821)	(1,131)
Unwind of discount	—	93	93
Foreign exchange impact	(18)	(4)	(22)

Balance, December 31, 2012	$5,525	$11,649	$17,174

Current	$5,525	$8,805	$14,330
Non-current	—	2,844	2,844

	$5,525	$11,649	$17,174

(a)	Warranties

The provision for warranties relates to products sold and is based on past experience of the level of repairs and returns. The Company expects to incur the liability over the next financial year.

(b)	Other

Other provisions comprise site restoration, onerous contracts, legal claims and WEEE directive. Although the ultimate amount of these liabilities is uncertain, these provisions are based on information that is currently available. These provisions are expected to be utilized over the period to 2020.

16.	Financial instruments

(a)	Fair values and classification of financial instruments

The fair values of financial assets and liabilities, together with the carrying amounts shown in the consolidated statements of financial position, are as follows:

	2012		2011
	Carrying amount	Fair value	Carrying amount	Fair value
Cash and cash equivalents, measured at fair value	$100,965	$100,965	$129,933	$129,933
Financial assets held for trading, measured at fair value:
Short-term investments	6,433	6,433	4,202	4,202
Long-term investment	6,278	6,278	5,406	5,406
Loans and receivables, measured at amortized cost:
Trade and other receivables	159,260	159,260	167,142	167,142
Finance lease receivables	33,427	31,486	44,805	42,283
Acquired lease receivables	211	202	600	578
Trade and other payables, measured at amortized cost	(121,121)	(121,121)	(116,165)	(116,165)
Loans payable, measured at amortized cost	(211)	(202)	(650)	(626)

	$185,242	$183,301	$235,273	$232,753

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

16.	Financial instruments (continued)

(a)	Fair values and classification of financial instruments (continued)

The following summarizes the significant methods and assumptions used in estimating the fair values of financial instruments reflected in the table above:

(i) The fair values of cash equivalents and short-term investments are determined by the quoted market values for each of the investments in an active market at the reporting date.

(ii) The fair value of the long-term investment is determined by using current market price (note 6(b)).

(iii) The carrying amounts of cash, trade and other receivables and trade and other payables approximate their fair values due to the short-term nature of these financial instruments.

(iv) The fair values of finance lease receivables, acquired lease receivables, and loans payable are estimated using the discounted cash flow method. The interest rates used to discount estimated cash flows are based on the government yield curve at the reporting date plus an adequate credit spread, and were as follows:

	2012	2011
Leases receivable	4.3% to 5.3%	4.8% to 5.1%
Loans payable	4.3%	4.8% to 5.5%

(b)	Fair value hierarchy

Fair value measurements are classified under a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

(i) Level 1 is quoted prices in active markets for identical assets;

(ii) Level 2 includes variations using inputs other than the quoted market prices for which all significant inputs are based on observable market data, either directly or indirectly; and

(iii) Level 3 valuations are based on inputs that are not based on observable market data.

Financial assets that are measured at fair value are summarized below:

	Level 1	Level 2	Level 3	Total

December 31, 2012

Financial assets at fair value through profit or loss:
Cash equivalents	$50,440	$—	$—	$50,440
Short-term investments	6,433	—	—	6,433
Long-term investment	6,278	—	—	6,278

	$63,151	$—	$—	$63,151

December 31, 2011

Financial assets at fair value through profit or loss:
Cash equivalents	$59,266	$—	$—	$59,266
Short-term investments	4,202	—	—	4,202
Long-term investment	—	—	5,406	5,406

	$63,468	$—	$5,406	$68,874

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

16.	Financial instruments (continued)

(b)	Fair value hierarchy (continued)

Changes in the fair value of the long-term investment are disclosed in note 6(b). During the year ended December 31, 2012, long-term investment was transferred from Level 3 to Level 1 due to improved observability of market data for the MAV II Notes, as described in note 6(b). There were no transfers of fair value measurements between levels of the fair value hierarchy in 2011.

(c)	Financial risk management

The Company, through its financial assets and liabilities, is exposed to various risks. The following provides an analysis of risks as at December 31, 2012.

(i)	Credit risk

Credit risk is the risk of loss resulting from the failure of a customer or counterparty to meet its contractual obligations to the Company. The carrying amount of financial assets represents the Company’s estimate of maximum credit exposure.

The Company’s credit risk is primarily attributable to its cash balances, trade and other receivables, and finance lease receivables. The Company’s cash equivalents are held on deposit with Canadian banks and are invested in Government of Canada Treasury Bonds, in bankers’ acceptance notes (“BAs”) and in guaranteed investment certificates (“GICs”) of Canadian banks. All of the major banks with which the Company holds deposits, or in whose BAs and GICs the Company has invested, have a Tier 1 Capital ratio of 11% or greater, and a long term credit rating of Aa2 (Moody’s), A+ (S&P), AA- (Fitch), and AA (DBRS) or greater.

The Company sells the majority of its services and products under trade and finance lease receivables to telecommunication and service integration companies in over 40 countries around the world. The Company’s exposure to credit risk associated with non-payment by these customers is affected by conditions or occurrences within its industry and the global marketplace. The Company currently believes these conditions are challenging and is closely monitoring extensions of credit and performing ongoing credit evaluations of its customers’ financial condition to manage its credit risk exposure. The Company believes it maintains adequate provisions for potential credit losses. The amounts disclosed in the consolidated statements of financial position are net of allowances for doubtful accounts, estimated by the Company’s management, based on prior experience and an assessment of current financial conditions of customers, as well as the general economic environment.

The aging of trade receivables at the reporting date was:

	2012		2011
	Gross	Impairment	Gross	Impairment
Not past due	$121,678	$4	$127,866	$4
Past due 0 – 30 days	13,783	9	14,471	8
Past due 31 – 90 days	4,777	181	5,166	9
Past due 91 – 120 days	1,555	61	1,420	234
Past due 121 days	8,877	6,494	9,425	6,884

	$150,670	$6,749	$158,348	$7,139

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

16.	Financial instruments (continued)

(c)	Financial risk management (continued)

(i)	Credit risk (continued)

The movement in the allowance for impairment in respect of trade receivables during the year was as follows:

	2012	2011
Balance, January 1	$7,139	$9,515
Impairment loss recognized	2,005	1,043
Receivables written off during the year as uncollectible	(511)	(918)
Reversal of impairment	(518)	(1,016)
Recovered amount	(1,253)	(1,443)
Foreign exchange translation differences	(113)	(42)

Balance, December 31	$6,749	$7,139

(ii)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s primary source of liquidity is its cash reserves. The Company also maintains certain credit facilities to support short-term funding of operations. The Company believes it has sufficient available funds to meet current and foreseeable financial requirements. The repayment schedule for the Company’s long-term credit facilities is included in note 14.

(iii)	Market risk

Market risk arises from changes in market prices and rates (including interest rates, foreign exchange rates, and equity prices), the correlations among them, and their levels of volatility. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Currency risk

The Company is subject to currency risk through its activities in the United States, Europe, Latin America and Asia. Unfavorable changes in the exchange rate may affect the operating results of the Company. The Company does not actively use derivative instruments to reduce its exposure to foreign currency risk. There were no foreign currency forward contracts outstanding at December 31, 2012 and 2011.

The Company’s major currency exposures are summarized in Canadian dollar equivalents in the following table. The local currency amounts have been converted to Canadian dollar equivalent using the spot rates at the reporting date.

	USD	EUR	DKK	AUD
December 31, 2012
Cash and cash equivalents	$4,026	$13,179	$—	$—
Trade and other receivables	2,989	5,343	—	76
Other financial assets (a)	5,463	57,310	—	1,287
Trade and other payables	(763)	(9,602)	—	—
Other financial liabilities (a)	(5,128)	(13,701)	(2,040)	(35)

Net exposure	$6,587	$52,529	$(2,040)	$1,328

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

16.	Financial instruments (continued)

(c)	Financial risk management (continued)

(iii)	Market risk (continued)

Currency risk (continued)

	USD	EUR	DKK	SEK
December 31, 2011
Cash and cash equivalents	$4,334	$30,230	$—	$300
Trade and other receivables	2,991	7,999	—	372
Other financial assets (a)	2,217	72,182	8,295	9,337
Trade and other payables	(2,190)	(6,621)	—	(4,670)
Other financial liabilities (a)	(6,576)	(9,356)	(23)	—

Net exposure	$776	$94,434	$8,272	$5,339

(a)	This includes foreign currency denominated inter-company balances.
(b)	USD = U.S. Dollar; EUR = Euro; DKK = Danish Krone; AUD = Australian Dollar; SEK = Swedish Krona

A 5% strengthening of the Canadian dollar against the following currencies at December 31 would have increased (decreased) equity and profit by the amounts shown below. This analysis assumes that all other variables, in particular interest rates, remain constant.

	USD	EUR	DKK	AUD
December 31, 2012
Equity	$—	$(1,144)	$—	$—
Profit	(329)	(1,483)	102	(66)

	USD	EUR	DKK	SEK
December 31, 2011
Equity	$—	$(1,875)	$—	$(351)
Profit	(39)	(2,847)	(414)	84

A 5% weakening of the Canadian dollar against the above currencies at December 31 would have had the equal but opposite effect on the above currencies to the amounts shown above, on the basis that all other variables remain constant.

Interest rate risk

The Company is exposed to interest rate risk, in that changes in market interest rates will cause fluctuations in the fair value of its cash equivalents, short-term investments, loans and receivables and long-term credit facilities.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

17.	Capital management

The Company’s objectives when managing its capital are:

(a)	to maintain a flexible capital structure that optimizes the cost of capital at acceptable risk, while providing an appropriate return to its shareholders;

(b)	to maintain a strong capital base so as to maintain investor, creditor and market confidence, and to sustain future development of the business;

(c)	to safeguard the Company’s ability to obtain financing should the need arise; and

(d)	to maintain financial flexibility in order to have access to capital in the event of future acquisitions, and to manage the business through changing economic conditions.

The Company manages its capital structure and makes adjustments to it in accordance with the objectives stated above. The Company also responds to changes in economic conditions and the risk characteristics of the underlying assets and its working capital requirements. In order to maintain or adjust its capital structure, the Company, upon approval from its Board of Directors, may issue shares, repurchase shares, pay dividends or undertake other activities as deemed appropriate under the specific circumstances. The Board of Directors reviews and approves any material transactions out of the ordinary course of business, including proposals on acquisitions or other major investments or divestitures.

In 2012 and 2011, the Company paid quarterly dividends (see note 18(c)). The Board of Directors determines if and when dividends should be declared and paid based on all relevant circumstances, including the desirability of financing further growth of the Company and its financial position at the relevant time. The Board of Directors has adopted a policy to pay quarterly dividends, which commenced in October 2009. The Company intends to declare a regular quarterly dividend to allow shareholders to participate in its free cash flow, while retaining sufficient capital to invest in acquisitions and organic growth. There is no guarantee that dividends will continue to be declared and paid in the future.

The Company monitors the return on capital, which is defined as profit divided by total equity. There were no changes in the Company’s approach to capital management during the year ended December 31, 2012. Neither the Company nor any of its subsidiaries is subject to externally imposed capital requirements.

18.	Capital and other components of equity

(a)	Authorized share capital

Unlimited preferred shares with no par value

Unlimited common shares with no par value

(b)	Share repurchase program

(i)	Normal Course Issuer Bid

On October 25, 2010, the Company received regulatory approval to commence a Normal Course Issuer Bid (the “2010 NCI Bid”) which commenced on October 27, 2010 and terminated on October 26, 2011. Under the 2010 NCI Bid, the Company could repurchase up to 700,000 of its common shares. During the year ended December 31, 2011, 55,400 shares were repurchased at an average per share value of $15.23, for an aggregate purchase amount of $844. This resulted in $374 being recorded as a reduction to share capital, and $470 as a reduction in retained earnings. In total, 55,400 common shares were repurchased under the 2010 NCI Bid prior to its termination.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

18.	Capital and other components of equity (continued)

(b)	Share repurchase program (continued)

(i)	Normal Course Issuer Bid (continued)

On November 1, 2011, the Company received regulatory approval to commence a Normal Course Issuer Bid (the “2011 NCI Bid”) which commenced on November 3, 2011 and terminated on November 2, 2012. Under the 2011 NCI Bid, the Company could repurchase up to 700,000 of its common shares. During the year ended December 31, 2012, 347,458 shares were repurchased at an average per share value of $16.76, for an aggregate purchase amount of $5,824. This resulted in $2,346 being recorded as a reduction to share capital and $3,478 as a reduction in retained earnings. During the year ended December 31, 2011, 37,500 shares were repurchased at an average per share value of $13.75, for an aggregate purchase amount of $515. This resulted in $252 being recorded as a reduction to share capital and $263 as a reduction in retained earnings. In total, 384,958 common shares were repurchased under the 2011 NCI Bid prior to its termination.

On November 1, 2012, the Company received regulatory approval to commence a Normal Course Issuer Bid (the “2012 NCI Bid”) which commenced on November 5, 2012 and will terminate on November 4, 2013. Under the 2012 NCI Bid, the Company may repurchase up to 576,000 of its common shares. No shares have been repurchased under the 2012 NCI Bid since its commencement.

(ii)	Substantial Issuer Bid

On February 22, 2012, the Company’s Board of Directors approved the repurchase of up to $50,000 of its common shares for subsequent cancellation in accordance with the Company’s substantial issuer bid as filed on www.sedar.com. On April 16, 2012, the Company took up and paid for 2,173,913 shares at a purchase price of $23.00 per share for an aggregate purchase amount of $50,000. This resulted in $14,709 being recorded as a reduction to share capital and $35,291 as a reduction in retained earnings.

(c)	Dividends

During the year ended December 31, 2012, the Company paid quarterly dividends of $0.20 (2011 – $0.20; 2010 – $0.20) per qualifying common share, for a total amount of $9,850 (2011 – $11,258; 2010 – $11,197).

19.	Earnings per share

The following table reconciles the numerators and denominators of the basic and diluted earnings per share computation. Basic earnings per share calculation is as follows:

	2012	2011	2010
Numerator for basic earnings per share:
Profit	$32,846	$26,172	$25,388

Denominator for basic earnings per share:
Weighted average common shares	12,530,758	14,061,422	13,994,884

Basic net earnings per share	$2.62	$1.86	$1.81

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

19.	Earnings per share (continued)

Diluted earnings per share calculation is as follows:

	2012	2011	2010
Numerator for diluted earnings per share:
Profit	$32,846	$26,172	$25,388

Denominator for diluted earnings per share:
Weighted average common shares	12,530,758	14,061,422	13,994,884
Effect of share options on issue	85,471	93,925	134,057

Diluted weighted average common shares	12,616,229	14,155,347	14,128,941

Diluted net earnings per share	$2.60	$1.85	$1.80

At December 31, 2012, 281,500 options (2011 – 878,000; 2010 – 701,250) were excluded from the diluted weighted average number of common shares calculation as their effect would have been anti-dilutive.

20.	Share-based payments

At December 31, 2012, the Company has two share-based payment arrangements: a) stock option program and b) share appreciation rights (“SARs”) program.

(a)	Stock option program

The Company operates two stock option arrangements where settlement is made in equity. The first plan was initiated during the year 2000 and is hereafter referred to as the “2000 Option Plan”. Under the 2000 Option Plan, 3,000,000 common shares of the Company were reserved for the issuance of stock options and the Company granted stock options to certain employees, officers and directors. No further grants of options are permitted under the 2000 Option Plan since the approval of the 2006 Option Plan in May 2006.

The second plan was approved by shareholders at the Company’s Annual General Meeting in May 2006, and is hereafter referred to as the “2006 Option Plan”. Under the 2006 Option Plan, the Company is able to grant options up to 10% of its outstanding share capital as of the date of approval of the 2006 Option Plan. Options are priced at the weighted average share price outstanding for the five days preceding the option grant date.

The Company has granted stock options under both plans to certain employees, officers and directors.

Stock options currently granted vest over periods from one to six years and expire between five and ten years from the date of grant.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

20.	Share-based payments (continued)

(a)	Stock option program (continued)

Stock option transactions were as follows:

	Number of shares under option	Weighted average exercise price per option
Balance, January 1, 2010	1,285,000	$24.21
Granted	333,500	24.87
Exercised	(202,050)	16.20
Cancelled	(29,950)	29.09

Balance, December 31, 2010	1,386,500	$25.43
Granted	260,000	14.00
Exercised	(70,000)	12.16
Forfeited	(25,000)	33.64
Cancelled	(180,500)	26.88

Balance, December 31, 2011	1,371,000	$23.60
Exercised	(19,000)	11.29
Forfeited	(42,000)	23.05
Cancelled	(564,500)	32.24

Balance, December 31, 2012	745,500	$17.41

The weighted average share price at the date of exercise for stock options exercised in 2012 was $19.21 (2011 – $17.28; 2010 – $27.80).

At December 31, 2012, the range of exercise prices of stock options outstanding and exercisable is as follows:

	Options outstanding			Options exercisable
Range of exercise prices	Number outstanding, December 31, 2012	Weighted average remaining contractual life (years)	Weighted average exercise price	Number exercisable, December 31, 2012	Weighted average exercise price
$ 9.00 - $10.50	61,500	0.81	$10.50	61,500	$10.50
$13.00 - $15.00	402,500	2.56	13.83	208,750	13.61
$20.00 - $27.00	244,500	2.55	22.65	123,500	22.67
$33.10	37,000	2.15	33.10	18,500	33.10

	745,500		$17.41	412,250	$16.74

The fair value of the stock options is amortized on a straight-line basis over the vesting periods of the options. For the year ended December 31, 2012, the Company recognized stock compensation expense of $976 (2011 – $1,394; 2010 – $1,754) relating to the fair value of options granted.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

20.	Share-based payments (continued)

(a)	Stock option program (continued)

No options were granted during 2012. The calculation of the fair value of options granted during 2011 used the Black-Scholes option pricing model with the following weighted average assumptions:

	2011 Options granted	2010 Options granted
Fair value at grant date	$3.77	$8.12
Share price at grant date	$13.87	$24.84
Exercise price	$14.00	$24.87
Risk-free interest rate	1.31%	2.28%
Dividend yield	5.77%	3.28%
Volatility factor of the expected market price of the Company’s shares	52.18%	49.47%
Expected option life	4 years	4 years

(b)	SARs program

The SARs program, which commenced on July 28, 2010, is a long-term cash incentive plan for directors, officers, and employees of the Company’s subsidiaries excluding any director, officer or employee of the Company. Under the SARs plan, participants are eligible to receive an award of share units having a specified award market value. The award market value is the weighted average trading price of the Company’s common shares on the Toronto Stock Exchange (“TSX”) on the ten trading days immediately preceding the award date. The SARs have up to a 5-year term, vest over four years on each anniversary date of the grant and are exercisable at any time after the share units have vested. Upon exercise, each participant is entitled to receive the amount by which the exercise market value, which is the weighted average trading price of the Company’s share price on the TSX on the ten trading days immediately preceding the exercise date, exceeds the award market value, less any applicable withholding taxes.

SARs transactions were as follows:

	Number of share units under option	Weighted average exercise price per option
Balance, January 1, 2010	—	$—
Granted	20,000	23.50
Exercised	—	—

Balance, December 31, 2010	20,000	$23.50
Granted	20,000	13.87
Exercised	—	—

Balance, December 31, 2011	40,000	$18.26
Granted	—	—
Exercised	—	—

Balance, December 31, 2012	40,000	$18.26

As of December 31, 2012, 15,000 share units (2011 – 5,000 share units; 2010 – nil share units) have vested. During the year ended December 31, 2012, the Company recognized compensation expense of $81 (2011 – reversed compensation expense of $2; 2010 – recognized compensation expense of $33) associated with the share units. As of December 31, 2012, the Company has recognized compensation payable of $112 (2011 – $31).

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

20.	Share-based payments (continued)

(b)	SARs program (continued)

No share units were granted under the SARs program during 2012. The measurement of the fair value of share units granted during 2011 used the following inputs:

	2011 SARs granted	2010 SARs granted
Fair value at grant date	$3.77	$7.26
Share price at grant date	$13.87	$22.65
Award market value	$14.00	$23.50
Volatility factor of the expected market price of the Company’s shares	52.18%	49.66%

21.	Revenue

	2012	2011	2010
Sale of goods	$461,919	$531,558	$568,350
Rendering of services	135,503	149,364	137,338
Operating leases	6,053	7,348	7,123
Other	3,140	4,724	4,125

	$606,615	$692,994	$716,936

22.	Expenses by nature

	2012	2011	2010
Employee benefits (a)	$213,645	$224,498	$234,314
Product and service costs	255,671	303,694	301,406
Marketing and advertising	12,697	13,779	17,514
Facility and related costs	34,337	37,808	39,784
Depreciation and amortization	18,718	24,802	26,232
Professional fees	4,376	4,361	3,857
Other	47,718	52,808	58,774

	$587,162	$661,750	$681,881

(a)	Employee benefits include salaries, bonuses, social security contributions, and share-based compensation.

23.	Other income

On March 1, 2010, the Company sold shares and certain assets comprising its optical transmission and multiplexer product line, to KEYMILE GmbH, for consideration of $3,649 (Euro 2,538). The operations and cash flows disposed could not be distinguished from the rest of the Company and as such are not disclosed as discontinued operations.

	2012	2011	2010
Net assets disposed	$—	$—	$967
Cash received, net of cash disposed	—	—	3,649

Gain on disposition	$—	$—	$2,682

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

24.	Investment tax credits

The Company realized a benefit of $2,684 (2011 – $2,600; 2010 – $3,578) relating to investment tax credits. These tax credits are recorded as a reduction to research and development expenses in the year.

As at December 31, 2012, $8,033 (2011 – $6,830) is recorded in net current tax assets.

25.	Finance income

	2012	2011	2010
Interest income	$874	$727	$457
Finance income from leases	2,186	2,698	2,522
Fair value adjustment gain on long-term investment (note 6(b))	1,796	155	734
Other	26	20	37

	$4,882	$3,600	$3,750

26.	Finance expense

	2012	2011	2010
Interest expense on bank loans	$41	$159	$380
Interest expense excluding bank loans	84	85	116
Unwind of discount	93	100	93

	$218	$344	$589

27.	Income tax (recovery) expense

	2012	2011	2010
Current tax (recovery) expense:
Current period	$(12,459)	$7,650	$10,643

Deferred tax expense (recovery):
Origination and reversal of temporary differences	$901	$(1,650)	$(4,482)
Change in tax rates	(90)	(229)	167
Change in unrecognized temporary differences	(175)	(693)	373
Recognition of previously unrecognized tax losses	(77)	(271)	(1,190)

	$559	$(2,843)	$(5,132)

Total income tax (recovery) expense	$(11,900)	$4,807	$5,511

The following table summarizes the income tax recognized in other comprehensive income:

	2012			2011			2010
	Before tax	Tax benefit	Net of tax	Before tax	Tax benefit	Net of tax	Before tax	Tax expense	Net of tax
Foreign currency translation differences for foreign operations	$1,433	$—	$1,433	$2,352	$—	$2,352	$(8,511)	$—	$(8,511)
Defined benefit plan actuarial gains (losses)	(354)	758	404	(14,583)	2,079	(12,504)	2,923	(385)	2,538

	$1,079	$758	$1,837	$(12,231)	$2,079	$(10,152)	$(5,588)	$(385)	$(5,973)

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

27.	Income tax (recovery) expense (continued)

The following table provides a reconciliation of the effective tax rate:

	2012		2011		2010
Profit		$32,846		$26,172		$25,388
Income tax (recovery) expense		(11,900)		4,807		5,511

Profit before income taxes		$20,946		$30,979		$30,899

Income tax using the Company’s domestic tax rate	26.50%	$5,551	28.25%	$8,752	31.00%	$9,579
Provisions for tax uncertainties	(83.65%)	(17,522)	(1.47%)	(455)	6.81%	2,103
Effect of tax rates in foreign jurisdictions	0.06%	11	(9.53%)	(2,952)	(15.56%)	(4,808)
Change in tax rates	(0.43%)	(90)	(0.74%)	(229)	0.54%	167
Non-deductible expenses	1.26%	264	1.52%	470	0.39%	122
Tax incentives	(2.27%)	(475)	(2.01%)	(622)	(2.95%)	(911)
Recognition of previously unrecognized tax losses	(0.37%)	(77)	(0.87%)	(271)	(3.85%)	(1,190)
Current year losses for which no deferred tax asset was recognized	2.92%	612	2.61%	807	0.25%	76
Change in unrecognized temporary differences	(0.83%)	(174)	(2.24%)	(693)	1.21%	373

	(56.81%)	$(11,900)	15.52%	$4,807	17.84%	$5,511

The Company is subject to tax examinations in certain taxing jurisdictions in which it operates, including Canada, France, Sweden and Germany. In connection with these tax audits, tax authorities have asserted that some of the subsidiaries owe significant amounts of tax, interest and penalties, arising from inter-company transactions. The Company regularly assesses the status of these tax examinations and the potential for adverse outcomes to determine the adequacy of the provision for income taxes. During the year there was a reduction in current income tax liabilities in the amount of $17,522 as a result of tax years becoming statute barred or settlements being made in certain jurisdictions as well as significant favorable progresses being made with ongoing tax examinations.

The Company believes that it has adequately provided for any reasonably foreseeable outcomes related to current and future tax examinations and that any future settlements will not have a material adverse effect on the consolidated financial position and results of operations. However, the Company cannot predict with any level of certainty the exact nature of any future possible settlements.

28.	Supplemental cash flow information

The change in non-cash operating working capital consists of the following:

	2012	2011	2010
Trade and other receivables	$7,284	$16,243	$(21,805)
Inventories	(11,083)	35,835	(35,192)
Finance lease receivables	10,907	(3,595)	(6,002)
Prepaid expenses and other assets	248	46	(607)
Trade and other payables	3,221	(27,029)	21,740
Deferred income	(1,145)	2,780	4,018
Provisions	1,380	(1,711)	(1,753)

	$10,812	$22,569	$(39,601)

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

29.	Pensions

The Company participates in various pension plans in North America and Europe. In countries where there are legal requirements to fund these pension plans, the Company funds these plans as required. In other countries, no such obligation exists.

The following table presents pension liabilities of the Company by type of plan:

	2012	2011
Funded defined benefit pension plans	$11,908	$16,715
Unfunded defined contribution pension plan	2,620	2,353
Unfunded defined benefit pension plan	23,203	18,498

	$37,731	$37,566

The following table summarizes the cumulative actuarial gains and losses recognized in other comprehensive income:

	2012	2011	2010
Cumulative actuarial (loss) gain, January 1	$(11,660)	$2,923	$—
Actuarial (loss) gain recognized during the period	(354)	(14,583)	2,923

Cumulative actuarial (loss) gain, December 31	$(12,014)	$(11,660)	$2,923

(a)	Funded defined benefit pension plan in North America

During 2006, the Company commenced an Individual Pension Plan scheme for certain senior North American executives. The plan provides pensions based on years of service, years of contributions and earnings, and guarantees the plan members an annual rate of return on plan assets of 7.5%.

Actuarial estimates and maximum retirement benefits are based on projections of employees’ compensation levels at the time of retirement, subject to certain adjustments.

The estimated present value of accrued plan benefits and the estimated market value of the net assets available to provide for these benefits are as follows:

	2012	2011
Defined benefit obligations	$(2,213)	$(2,122)
Plan assets, at fair value	1,871	1,852

Accrued benefit liabilities	$342	$270

The following information is provided on pension fund assets:

	2012	2011
Plan assets, January 1	$1,852	$1,676
Expected return on plan assets	145	131
Actuarial gain (loss) on plan assets	(75)	(220)
Company contributions	178	265
Benefits paid	(229)	—

Plan assets, December 31	$1,871	$1,852

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

29.	Pensions (continued)

(a)	Funded defined benefit pension plan in North America (continued)

Defined benefit obligations are outlined below:

	2012	2011
Defined benefit obligations, January 1	$2,122	$1,834
Service cost	146	140
Interest cost	174	148
Benefits paid	(229)	—

Defined benefit obligations, December 31	$2,213	$2,122

Accrued benefit liabilities are outlined below:

	2012	2011
Accrued benefit liabilities, January 1	$270	$158
Benefit expense	175	157
Company contributions	(178)	(265)
Amount recognized in other comprehensive income	75	220

Accrued benefit liabilities, December 31	$342	$270

Net plan expense is outlined below:

	2012	2011	2010
Service cost	$146	$140	$140
Interest cost on accrued benefit obligations	174	148	141
Expected return on plan assets	(145)	(131)	(111)

Net plan expense	$175	$157	$170

The expense is recognized in the following line items in the consolidated statement of profit:

	2012	2011	2010
Selling, general and administrative	$140	$126	137
Research and development	35	31	33

	$175	$157	170

Actual return on plan assets	$69	$(89)	123

Actuarial assumptions:

	2012	2011	2010
Weighted average discount rate for accrued benefit obligations	7.5%	7.5%	7.5%
Weighted average rate of compensation increase	5.5%	5.5%	5.5%
Weighted average expected long-term rate of return on plan assets	7.5%	7.5%	7.5%

Allocation of plan assets:

Asset category	2012	2011
Equity securities	100%	100%

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

29.	Pensions (continued)

(a)	Funded defined benefit pension plan in North America (continued)

Historical information:

	2012	2011	2010	2009

Present value of the defined benefit obligation	$(2,213)	$(2,122)	$(1,834)	$(1,734)
Fair value of plan assets	1,871	1,852	1,676	1,412

Deficit in the plan	$342	$270	$158	$322

Experience losses (gains) on plan liabilities	$—	$—	$—	$—
Experience losses (gains) on plan assets	$75	$220	$(12)	$(110)

Contributions:

	Employer	Employee	Total
Actual contributions during 2010	$141	$—	$141
Actual contributions during 2011	265	—	265
Actual contributions during 2012	178	—	178
Expected contributions during 2013	162	—	162

(b)	Funded defined benefit pension plan in Europe

In connection with an acquisition in 2003, the Company commenced participation in a multi-employer contributory defined benefit pension plan which covers certain employees in Switzerland. The multi-employer defined benefit plan in Switzerland is a funded plan financed by employee and employer contributions defined in the plan regulations. The terms of participating in this multi-employer plan are as follows:

(i)	The investment and longevity and other actuarial risks are pooled amongst all plan members. Technical and investment volatility reserves are defined in standalone plan documents which confirm the bases for determining the reserves related to the plan liabilities and assets.

(ii)	If the Company chooses to withdraw from this multi-employer plan, the amount of assets to be transferred to the Company’s new pension fund will depend on the funded status of the plan, the amount of reserves held by the plan and the plan’s partial liquidation rules.

(iii)	In the case of a wind-up of the multi-employer plan, any available surplus is allocated to the members of the plan and may not revert back to the participating employers. The treatment of a deficit situation depends on the state of solvency of the participating employers and of the pension plan. Assuming all participating employers remain solvent, any material deficit position would need to be jointly financed by the participating employers and the active members.

The plan provides pensions based on years of service, years of contributions and earnings. Under Swiss law, if the plan assets are less than ninety percent of the statutory defined benefit obligation, the pension plan must take action to correct the position so that the plan is fully funded within seven years. The statutory obligation is calculated differently than the actuary obligation as it is not a present value calculation and it excludes future salary and turnover increases, among other differences.

Actuarial estimates and maximum retirement benefits are based on projections of employees’ compensation levels at the time of retirement, subject to certain adjustments.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

29.	Pensions (continued)

(b)	Funded defined benefit pension plan in Europe (continued)

The estimated present value of accrued plan benefits and the estimated market value of the net assets available to provide for these benefits are as follows:

	2012	2011
Defined benefit obligations	$(98,039)	$(90,303)
Plan assets, at fair value	86,473	73,858

Accrued benefit liabilities	$11,566	$16,445

Pension fund assets consist primarily of fixed income and equity securities, valued at market value. The following information is provided on pension fund assets:

	2012	2011
Plan assets, January 1	$73,858	$72,979
Expected return on plan assets	2,378	3,138
Actuarial gain (loss) on plan assets	3,580	(7,136)
Employee contributions	2,125	2,155
Company contributions	2,241	2,274
Benefits paid/assets transferred in	1,913	(945)
Foreign exchange impact	378	1,393

Plan assets, December 31	$86,473	$73,858

Defined benefit obligations are outlined below:

	2012	2011
Defined benefit obligations, January 1	$90,303	$76,320
Service cost	1,831	1,719
Interest cost	1,743	2,148
Benefits paid/assets transferred in	1,913	(945)
Employee contributions	2,125	2,155
Actuarial loss (gain)	(193)	7,859
Foreign exchange impact	317	1,047

Defined benefit obligations, December 31	$98,039	$90,303

Accrued benefit liabilities are outlined below:

	2012	2011
Accrued benefit liabilities, January 1	$16,445	$3,341
Benefit expense	1,196	729
Company contributions	(2,241)	(2,274)
Amount recognized in other comprehensive income	(3,773)	14,995
Foreign exchange impact	(61)	(346)

Accrued benefit liabilities, December 31	$11,566	$16,445

Net plan expense is outlined below:

	2012	2011	2010
Service cost	$1,831	$1,719	$1,960
Interest cost on accrued benefit obligations	1,743	2,148	1,957
Expected return on plan assets	(2,378)	(3,138)	(2,541)

Net plan expense	$1,196	$729	$1,376

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

29.	Pensions (continued)

(b)	Funded defined benefit pension plan in Europe (continued)

The expense is recognized in the following line items in the consolidated statement of profit:

	2012	2011	2010
Cost of sales	$325	$163	$256
Selling, general and administrative	486	325	660
Research and development	385	241	460

	$1,196	$729	$1,376

Actual return on plan assets	$5,958	$(3,998)	$6,091

Actuarial assumptions

	2012	2011	2010
Weighted average discount rate for accrued benefit obligations	2.00%	2.75%	3.00%
Weighted average rate of compensation increase	2.00%	2.00%	2.00%
Weighted average expected long-term rate of return on plan assets	3.25%	4.00%	4.25%

Allocation of plan assets

Asset category	Target allocation	2012	2011
Equity securities	38%	33%	30%
Debt securities	19%	16%	16%
Cash	3%	9%	8%
Properties	40%	42%	46%

	100%	100%	100%

The Company makes contributions to the plan to secure the benefits of plan members and invests in permitted investments, using the target ranges established by the Pension Committee of the pension fund. The Pension Committee reviews actuarial assumptions on an annual basis. The assumptions established, including the expected long-term rate of return, are based on the existing performance and trends and expected results.

Historical information

	2012	2011	2010	2009
Present value of the defined benefit obligation	$(98,039)	$(90,303)	$(76,320)	$(68,049)
Fair value of plan assets	86,473	73,858	72,979	60,546

Deficit in the plan	$11,566	$16,445	$3,341	$7,503

Experience losses (gains) on plan liabilities	$—	$(1,375)	$—	$—
Experience losses (gains) on plan assets	$(3,580)	$7,136	$(3,550)	$(2,684)

Contributions

	Employer	Employee	Total
Actual contributions during 2010	$1,964	$1,859	$3,823
Actual contributions during 2011	2,274	2,155	4,429
Actual contributions during 2012	2,241	2,125	4,366
Expected contributions during 2013	2,330	2,209	4,539

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

29.	Pensions (continued)

(c)	Unfunded pension plans

Defined contribution pension liabilities

In Italy, the Company participates in state pension plans, for which contributions expensed correspond to the contributions payable to the state organizations. The Company’s obligation is limited to the amount of contributions that are expensed. During 2012, the Company expensed $1,141 (2011 – $1,358; 2010 – $1,223) of contributions to defined contribution plans.

Defined benefit pension liabilities

As part of the acquisitions of the EADS Telephony Business and the DeTeWe Telecom Systems Business in 2005, the Company assumed the pension obligations related to certain European employees.

Independent actuaries calculate the Company’s obligation in respect of these plans, using the accrued benefit valuation method. Actuarial assumptions comprise mortality, rates of employee turnover, projection of future salary levels, and revaluation of future benefits. Future estimated benefits are discounted using discount rates appropriate to each country. These plans have differing characteristics. In Germany, retirees benefit from the receipt of a perpetual annuity during their retirement. In France, retirees benefit from a lump sum payment on the employee’s retirement or departure.

The accrued benefit liabilities are net of a plan asset of $375 at December 31, 2012 and $276 at December 31, 2011.

Defined benefit obligations are outlined below:

	2012	2011
Defined benefit obligations, January 1	$17,145	$17,190
Service cost	518	484
Interest cost	828	842
Benefits paid	(619)	(441)
Other	(14)	(70)
Actuarial (gains) losses	4,132	(693)
Foreign exchange impact	3	(167)

Defined benefit obligations, December 31	$21,993	$17,145

Accrued benefit liabilities are outlined below:

	2012	2011
Accrued benefit net liabilities, January 1	$18,498	$18,694
Benefit expense	1,279	882
Benefits paid	(619)	(441)
Other	—	172
Amount recognized in other comprehensive income	4,052	(633)
Foreign exchange impact	(7)	(176)

Accrued benefit net liabilities, December 31	$23,203	$18,498

The reconciliation of defined benefit obligations to accrued benefit liabilities is outlined below:

	2012	2011
Accrued benefit net liabilities, December 31	$23,203	$18,498
Unrecognized past service cost (unvested)	(1,210)	(1,353)

Defined benefit obligations, December 31	$21,993	$17,145

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

29.	Pensions (continued)

(c)	Unfunded pension plans (continued)

Net plan expense is outlined below:

	2012	2011	2010
Service cost	$518	$484	$413
Interest cost on accrued benefit obligations	828	842	841
Amortization of past service cost	(134)	(143)	(166)
Actuarial gains (losses)	81	(59)	(19)
Other	(14)	(414)	213

Net plan expense	$1,279	$710	$1,282

The expense is recognized in the following line items in the consolidated statement of profit:

	2012	2011	2010
Cost of sales	$222	$147	$242
Selling, general and administrative	776	397	848
Research and development	281	166	192

	$1,279	$710	$1,282

Actuarial assumptions

	2012	2011	2010
Discount rate for accrued benefit obligations	3.00% to 3.50%	4.75% to 5.25%	4.65% to 5.00%
Rate of compensation increase	2.50%	2.50% to 3.00%	2.50% to 3.00%

30.	Segmented and geographical information

Segment disclosures

The Company operates in the Enterprise Communication segment which develops and markets a full line of residential and business telephones for the cable and telecommunication markets. The Enterprise Communication segment is managed geographically between Americas, Europe and Other. The Other segment includes Africa, Asia, the Middle East and the Asia-Pacific region.

Management evaluates each geographic segment’s performance based on revenues less cost of sales, selling, general and administrative expenses, depreciation of property, plant and equipment, and amortization of intangible assets. The geographic segment revenue is determined by the locations where goods are shipped and services are provided. The accounting policies of the geographic segments are the same as those described in the summary of significant accounting policies. Research and development and corporate selling, general and administrative expenses that benefit all geographic segments, are not allocated to a geographic segment and are included in “Corporate”.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

30.	Segmented and geographical information (continued)

The following tables present the segmented statements of profit for the years ended December 31, 2012, 2011 and 2010:

2012	Americas	Europe	Other	Corporate	Total
Revenue	$79,377	$482,658	$44,580	$—	$606,615
Cost of sales	48,250	270,049	23,354	1,520	343,173

	31,127	212,609	21,226	(1,520)	263,442
Expenses (income):
Selling, general and administrative	18,147	136,304	8,132	9,162	171,745
Depreciation of property, plant and equipment	1,805	4,033	387	—	6,225
Amortization of intangible assets	268	8,542	397	—	9,207

	$10,907	$63,730	$12,310	$(10,682)	$76,265
Research and development					56,813
Foreign exchange loss					3,170
Finance income					(4,882)
Finance expenses					218

Profit before income taxes					20,946
Income tax recovery					(11,900)

Profit					$32,846

2011	Americas	Europe	Other	Corporate	Total
Revenue	$85,408	$554,327	$53,259	$—	$692,994
Cost of sales	56,025	314,304	27,786	1,671	399,786

	29,383	240,023	25,473	(1,671)	293,208
Expenses (income):
Selling, general and administrative	18,305	142,991	8,393	8,787	178,476
Depreciation of property, plant and equipment	1,867	4,675	386	—	6,928
Amortization of intangible assets	703	12,239	458	—	13,400

	$8,508	$80,118	$16,236	$(10,458)	$94,404
Research and development					63,160
Foreign exchange loss					3,521
Finance income					(3,600)
Finance expenses					344

Profit before income taxes					30,979
Income tax expense					4,807

Profit					$26,172

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

30.	Segmented and geographical information (continued)

2010	Americas	Europe	Other	Corporate	Total
Revenue	$102,660	$561,519	$52,757	$—	$716,936
Cost of sales	58,874	313,714	31,481	1,857	405,926

	43,786	247,805	21,276	(1,857)	311,010
Expenses (income):
Selling, general and administrative	19,721	148,248	6,944	9,893	184,806
Depreciation of property, plant and equipment	2,011	5,085	299	—	7,395
Amortization of intangible assets	1,043	12,996	507	—	14,546

	$21,011	$81,476	$13,526	$(11,750)	$104,263
Research and development					69,208
Foreign exchange loss					9,999
Other income					(2,682)
Finance income					(3,750)
Finance expenses					589

Profit before income taxes					30,899
Income tax expense					5,511

Profit					$25,388

The following table presents sales to third party customers attributable to geographic location based on the location of the customer for the years ended December 31, 2012, 2011 and 2010:

	2012	2011	2010
Germany	$142,647	$157,897	$156,118
France	98,692	115,098	112,411
United States	53,055	58,237	67,733
Nordic Region	52,307	63,008	62,639
Canada	11,605	12,304	14,663
Other	248,309	286,450	303,372

	$606,615	$692,994	$716,936

Goodwill by reportable segment is as follows:

	2012	2011
Europe	$47,066	$45,134
Other	1,228	1,189

	$48,294	$46,323

Property, plant and equipment and intangible assets by geographical area are as follows:

	2012	2011
Canada	$3,983	$4,763
United States	3,541	3,552
Europe	37,497	45,818
Other foreign	2,353	3,110

	$47,374	$57,243

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

31.	Related parties

Intercompany transactions

The Company has thirty-six wholly owned subsidiaries which have intercompany transactions under the normal course of operations and are eliminated upon consolidation.

Key management personnel compensation

Key management personnel are comprised of the Company’s directors and executive officers. In addition to their salaries, the Company also provides non-cash benefits to directors and executive officers, and contributes to post-employment defined benefit plans on their behalf, as described in note 29. Executive officers also participate in the Company’s share option program, as described in note 20.

Key management personnel compensation is as follows:

	2012	2011	2010
Short-term employee benefits (a)	$3,393	$3,773	$3,478
Post-employment benefits	184	304	199
Share-based compensation	733	933	1,705

	$4,310	$5,010	$5,382

(a)	Short-term employee benefits include salaries, bonuses, and social security contributions.

32.	Commitments, contingencies, and guarantees

(a)	Lease commitments

The future minimum annual lease payments under operating leases for rental premises, vehicles, and equipment are as follows:

2013	$20,621
2014	17,211
2015	10,769
2016	9,022
2017	6,120
Thereafter	8,655

$72,398

During 2012, total operating lease expense was $21,078 (2011 – $23,010; 2010 – $23,415).

(b)	Bluetooth Technology Partnership Canada Program

During 2002, the Company entered into an agreement with Technology Partnerships Canada, which will provide the Company funding, to a maximum of $9,900, to reimburse 33% of eligible costs for a specific research project. To date, the Company has claimed approximately $9,093 (2011 – $9,093; 2010 – $9,093), and received approximately $9,093 (2011 – $9,093; 2010 – $8,236) from the program. The Company is obligated to pay a royalty of 2.2% of gross project revenues, during a royalty period from January 1, 2006 to March 31, 2013. During 2012, the Company paid $505 (2011 – $689; 2010 – $815) in royalties.

AASTRA TECHNOLOGIES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Canadian dollars, except share and per share amounts and as otherwise noted)

Years ended December 31, 2012 and 2011

32.	Commitments, contingencies, and guarantees (continued)

(c)	Litigation

In the normal course of operations, the Company may be subject to litigation and claims from customers, suppliers, patent holders and former employees. Management believes that adequate provisions have been recorded in the accounts, where required. Although it is not possible to estimate the extent of potential costs, if any, management believes that the ultimate resolution of such contingencies would not have a material adverse effect on the results of operations, financial position, or liquidity of the Company.

(d)	Guarantees

The Company’s obligations under guarantees are not recognized in the financial statements, but are disclosed. The Company provides routine commercial letters of credit, letters of guarantee, contractual vendor rebates, and indemnifications to various third parties, whose terms range in duration and often are not explicitly defined.

(e)	Income taxes

The Company is subject to tax audits by local tax authorities. Tax authorities could challenge the validity of the Company’s intercompany transfer pricing policies which generally involve subjective areas of taxation and a significant degree of judgment. If any of these tax authorities is successful in challenging the Company’s intercompany transactions, the Company’s income tax expense may be adversely affected and the Company could also be subjected to interest and penalty charges.

33.	Subsequent event

Declaration of cash dividend

On February 21, 2013, the Board of Directors declared a cash dividend of $0.20 per share on its common shares, payable on March 20, 2013, to all shareholders of record at the close of business on March 6, 2013.

34.	Comparative figures

Certain 2011 and 2010 comparative figures have been reclassified to conform to the financial statement presentation adopted for 2012.

AASTRA TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF PROFIT (UNAUDITED)

Stated in thousands of Canadian dollars, except per share amounts

	YEAR-TO-DATE Nine months ended September 30th		3rd QUARTER Three months ended September 30th
	2013	2012[1]	2013	2012[1]
Revenue	$423,966	$431,404	$139,641	$137,063
Cost of sales	240,192	244,887	79,271	79,301

	183,774	186,517	60,370	57,762

Expenses:
Selling, general and administrative	121,256	127,530	38,850	39,937
Research and development	44,303	43,654	12,431	13,595
Depreciation and amortization	11,270	11,529	3,777	3,604
Foreign exchange loss	865	2,114	519	702

Results from operating activities	6,080	1,690	4,793	(76)
Finance income	(3,797)	(3,360)	(2,014)	(966)
Finance expense	204	140	52	36

Profit before income taxes	9,673	4,910	6,755	854
Income taxes	1,666	856	1,265	138

Profit for the period	$8,007	$4,054	$5,490	$716

Earnings per share:
Basic	$0.69	$0.32	$0.47	$0.06
Diluted	$0.68	$0.31	$0.47	$0.06

*	Actual common shares outstanding as at September 30, 2013 – 11,797,114 (2012 – 11,529,114)
**	Weighted average common shares outstanding for the nine months and three months ended September 30, 2013 – 11,592,200 and 11,678,114 (2012 – 12,868,308 and 11,672,843)
***	Weighted average fully diluted common shares outstanding for the nine months and three months ended September 30, 2013 – 11,713,531 and 11,793,841 (2012 – 12,957,005 and 11,735,437)

[1]	Restated to reflect changes resulting from the retrospective application of the amendments to accounting standard IAS 19 (Revised), Employee Benefits (note 2(e)(ii))

Subsequent event (note 13)

AASTRA TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

Stated in thousands of Canadian dollars

	YEAR-TO-DATE Nine months ended September 30th		3rd QUARTER Three months ended September 30th
	2013	2012[1]	2013	2012[1]
Profit for the period	$8,007	$4,054	$5,490	$716
Other comprehensive income (loss):
Items that are or may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operations	10,691	(5,645)	3,499	(2,875)

Total comprehensive income (loss) for the period	$18,698	$(1,591)	$8,989	$(2,159)

[1]	Restated to reflect changes resulting from the retrospective application of the amendments to accounting standard IAS 19 (Revised), Employee Benefits (note 2(e)(ii))

AASTRA TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

Stated in thousands of Canadian dollars

	YEAR-TO-DATE Nine months ended September 30th		3rd QUARTER Three months ended September 30th
	2013	2012[1]	2013	2012[1]
Cash and cash equivalents provided by (used in):
Operating activities:
Profit for the period	$8,007	$4,054	$5,490	$716
Depreciation of property, plant and equipment	6,787	7,265	2,269	2,333
Amortization of intangible assets	6,853	6,777	2,306	2,050
Share-based compensation expense (note 7)	512	878	205	251
Loss on sale of property, plant and equipment	497	618	43	168
Finance income	(3,797)	(3,360)	(2,014)	(966)
Finance expense	204	140	52	36
Income tax expense	1,666	856	1,265	138
Change in non-cash pension liabilities	264	774	173	279
Change in non-cash operating working capital	40,354	17,247	20,045	8,237
Income taxes (paid) received	(4,019)	(1,852)	271	(1,227)

	57,328	33,397	30,105	12,015

Investing activities:
Maturity of short-term investments	6,433	4,201	—	—
Purchase of short-term investments	—	(8,913)	—	—
Interest received	2,181	2,364	974	636
Proceeds from disposal of property, plant and equipment	28	58	8	—
Purchase of property, plant and equipment	(4,103)	(2,585)	(1,206)	(925)
Purchase of intangible assets	(649)	(521)	(183)	(114)
Business acquisition, net of cash acquired (note 3)	161	(2,675)	—	—
Proceeds from disposal of long-term investment (note 5)	6,595	—	6,595	—
Disposition (note 4)	1,387	—	1,387	—

	12,033	(8,071)	7,575	(403)

Financing activities:
Dividends paid to shareholders (note 10)	(89,487)	(7,544)	(84,867)	(2,364)
Proceeds from exercise of share options	3,414	215	3,011	—
Repurchase of shares, including transaction costs (note 8)	—	(56,103)	—	(4,671)
Receipt of acquired lease receivables	93	316	30	75
Payment of acquired loan payable	(93)	(316)	(30)	(75)
Increase in loans payable	1,001	—	—	—
Repayment of loans payable	(82)	(49)	(82)	—
Increase (decrease) in bank indebtedness	2,089	—	(45)	—
Finance costs paid	(132)	(103)	(26)	(25)

	(83,197)	(63,584)	(82,009)	(7,060)

Foreign exchange on cash held in foreign currency	2,150	(1,734)	1,107	(1,157)

Increase (decrease) in cash and cash equivalents	(11,686)	(39,992)	(43,222)	3,395
Cash and cash equivalents, beginning of period	100,965	129,933	132,501	86,546

Cash and cash equivalents, end of period	$89,279	$89,941	$89,279	$89,941

[1]	Restated to reflect changes resulting from the retrospective application of the amendments to accounting standard IAS 19 (Revised), Employee Benefits (note 2(e)(ii))

Subsequent event (note 13)

AASTRA TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

Stated in thousands of Canadian dollars

	SEPTEMBER 30th 2013	DECEMBER 31st 2012[1]	JANUARY 1st 2012[1]
ASSETS
Current assets:
Cash and cash equivalents	$89,279	$100,965	$129,933
Short-term investments	—	6,433	4,202
Trade and other receivables	118,010	159,260	167,142
Current tax assets	7,274	7,296	7,348
Inventories (note 6)	85,322	91,804	80,963
Finance lease receivables	11,543	14,052	21,336
Acquired lease receivables	102	123	462
Prepaid expenses and other assets	7,747	7,106	7,234

	319,277	387,039	418,620

Long-term investment (note 5)	—	6,278	5,406
Deferred tax assets	17,330	15,428	14,898
Finance lease receivables	16,128	19,375	23,469
Acquired lease receivables	26	88	138
Property, plant and equipment	24,882	26,754	30,953
Goodwill	50,735	48,294	46,323
Intangible assets	15,350	20,620	26,290
Other assets	11	92	516

	$443,739	$523,968	$566,613

LIABILITIES AND EQUITY
Current liabilities:
Indebtedness	$2,158	$—	$—
Trade and other payables	94,472	121,121	116,165
Current tax liabilities	9,329	11,478	30,394
Deferred income	41,548	35,209	36,222
Current portion of loans payable	445	123	512
Current portion of provisions	17,983	14,330	12,494

	165,935	182,261	195,787

Pensions	36,158	33,959	33,427
Loans payable	642	88	138
Provisions	3,279	2,844	2,965
Deferred tax liabilities	7,812	8,875	7,851
Other liabilities	1,729	894	995

	215,555	228,921	241,163

Equity:
Share capital	81,273	77,859	94,917
Contributed surplus	11,674	11,162	10,247
Translation reserves	5,885	(4,806)	(6,234)
Retained earnings	129,352	210,832	226,520

	228,184	295,047	325,450

	$443,739	$523,968	$566,613

[1]	Restated to reflect changes resulting from the retrospective application of the amendments to accounting standard IAS 19 (Revised), Employee Benefits (note 2(e)(ii))

Subsequent event (note 13)

AASTRA TECHNOLOGIES LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (UNAUDITED)

Stated in thousands of Canadian dollars, except share amounts

	Common Shares	Share Capital	Contributed Surplus	Translation Reserves	Retained Earnings	Total
Balance at January 1, 2012, as previously reported	14,031,485	$94,917	$10,247	$(6,159)	$223,218	$322,223
Impact of changes in accounting policies (note 2(e)(ii))	—	—	—	(75)	3,302	3,227

Restated balance at January 1, 2012	14,031,485	94,917	10,247	(6,234)	226,520	325,450

Total comprehensive income (loss) for the period:
Profit for the period, as restated	—	—	—	—	4,054	4,054
Other comprehensive loss, as restated	—	—	—	(5,645)	—	(5,645)

Total comprehensive income (loss) for the period	—	—	—	(5,645)	4,054	(1,591)

Transactions with owners of the Company:
Dividends	—	—	—	—	(7,544)	(7,544)
Shares issued on exercise of options	19,000	215	—	—	—	215
Share-based compensation (note 7(a))	—	—	878	—	—	878
Shares repurchased for cancellation (note 8)	(2,521,371)	(17,055)	—	—	(38,769)	(55,824)
Share buy-back costs	—	(279)	—	—	—	(279)

Total transactions with owners of the Company	(2,502,371)	(17,119)	878	—	(46,313)	(62,554)

Restated balance at September 30, 2012	11,529,114	$77,798	$11,125	$(11,879)	$184,261	$261,305

	Common Shares	Share Capital	Contributed Surplus	Translation Reserves	Retained Earnings	Total
Balance at January 1, 2013, as previously reported	11,529,114	$77,859	$11,162	$(4,726)	$207,849	$292,144
Impact of changes in accounting policies (note 2(e)(ii))				(80)	2,983	2,903

Restated balance at January 1, 2013	11,529,114	77,859	11,162	(4,806)	210,832	295,047

Total comprehensive income for the period:
Profit for the period	—	—	—	—	8,007	8,007
Other comprehensive income	—	—	—	10,691	—	10,691

Total comprehensive income for the period	—	—	—	10,691	8,007	18,698

Transactions with owners of the Company:
Dividends	—	—	—	—	(89,487)	(89,487)
Shares issued on exercise of options	268,000	3,414	—	—	—	3,414
Share-based compensation (note 7(a))	—	—	512	—	—	512

Total transactions with owners of the Company	268,000	3,414	512	—	(89,487)	(85,561)

Balance, September 30, 2013	11,797,114	$81,273	$11,674	$5,885	$129,352	$228,184

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

1.	Nature of operations

Aastra Technologies Limited (the “Company”) is incorporated under the Canada Business Corporations Act with common shares listed on the Toronto Stock Exchange. The address of the Company’s registered office is 155 Snow Boulevard, Concord, Ontario, Canada L4K 4N9. The unaudited consolidated interim financial statements of the Company as at and for the nine months and three months ended September 30, 2013 include the accounts of the Company and its wholly owned subsidiaries. The Company’s principal business activities include the development and marketing of products and systems for accessing communication networks, including the Internet.

2.	Basis of preparation

(a)	Statement of compliance

These unaudited consolidated interim financial statements, including comparatives, have been prepared using accounting policies consistent with International Financial Reporting Standards (“IFRS”) and in accordance with IAS 34 Interim Financial Reporting. The unaudited consolidated interim financial statements do not include all of the information required for full annual financial statement, and should be read in conjunction with the annual consolidated financial statements for the year ended December 31, 2012, as they follow the same accounting policies and methods of application, unless otherwise indicated.

These unaudited consolidated interim financial statements were authorized for issue by the Board of Directors on October 17, 2013.

(b)	Basis of measurement

These unaudited consolidated interim financial statements have been prepared on the measurement bases outlined in the significant accounting policies note in the annual consolidated financial statements for the year ended December 31, 2012, except for the recently adopted accounting pronouncements discussed in note 2(e).

(c)	Functional and presentation currency

These unaudited consolidated interim financial statements are presented in Canadian dollars, which is the Company’s functional currency. All financial information presented is in Canadian dollars and has been rounded to the nearest thousand, unless otherwise indicated.

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

2.	Basis of preparation (continued)

(d)	Use of estimates

The preparation of the unaudited consolidated interim financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. The significant judgements made by management in applying the Company’s accounting policies and key sources of estimation uncertainty are the same as those that were applied and described in detail in the annual consolidated financial statements for the year ended December 31, 2012. Actual results may differ from these estimates.

(e)	Recently adopted accounting pronouncements

The following amendments to IFRSs have been applied on January 1, 2013.

(i)	Presentation of items of other comprehensive income (“OCI”)

In June 2011, the International Accounting Standards Board (“IASB”) amended IAS 1, Presentation of Financial Statements, which requires items of other comprehensive income to be grouped into two categories: (a) items that will not be reclassified subsequently to profit or loss and (b) items that may be reclassified subsequently to profit or loss when specific conditions are met. The amendment has been applied retrospectively, and hence the presentation of items of other comprehensive income has been modified to reflect the change. Other than the presentation change, the application of this amendment did not impact the financial results of the Company.

(ii)	Employee benefits

The amended IAS 19, Employee Benefits (“IAS 19R”), was issued by the IASB in June 2011. The following amendments to IAS 19 have an impact on the Company’s consolidated financial statements: IAS 19R requires the inclusion of risk sharing between the employees and employer in the determination of the defined benefit liability. In addition, IAS 19R replaces interest cost and expected return on assets with a net interest amount that is calculated by applying the discount rate used to measure the defined benefit obligation to the net defined benefit liability (asset). Net interest on the net defined benefit liability (asset) comprises interest income on plan assets and interest cost on the defined benefit obligation. The difference between the interest income on plan assets and the return on plan assets is recognized in other comprehensive income. Furthermore, IAS 19R requires unvested past service costs to be recognized immediately in profit or loss instead of amortized over the vesting period. The elimination of the corridor approach does not affect the Company.

The amendments have been applied retrospectively. Consequently, the opening equity as of January 1, 2012 and the figures for 2012 have been restated as though these amendments had always applied.

A summary of the impact arising from the change in accounting policy is as follows:

Consolidated statements of profit: Increase (decrease)	Nine months ended September 30th 2013	Nine months ended September 30th 2012	Three months ended September 30th 2013	Three months ended September 30th 2012	Twelve months ended December 31st 2012

Cost of sales	$51	$255	$17	$81	$373
Selling, general and administrative	86	385	31	122	567
Research and development	47	272	15	92	410
Income taxes	(20)	(100)	(7)	(32)	(179)

Profit for the period	$(164)	$(812)	$(56)	$(263)	$(1,171)

Basic earnings per share	$(0.01)	$(0.06)	$0.00	$(0.02)	$(0.09)
Diluted earnings per share	$(0.01)	$(0.07)	$0.00	$(0.02)	$(0.09)

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

2.	Basis of preparation (continued)

(e)	Recently adopted accounting pronouncements (continued)

(ii)	Employee benefits (continued)

Consolidated statements of comprehensive income: Increase (decrease)	Nine months ended September 30th 2013	Nine months ended September 30th 2012	Three months ended September 30th 2013	Three months ended September 30th 2012	Twelve months ended December 31st 2012
Profit for the period	$(164)	$(812)	$(56)	$(263)	$(1,171)

Other comprehensive income (loss):
Items that will not be reclassified to profit or loss:
Remeasurements of defined benefit plans	—	—	—	—	991
Income tax relating to components of other comprehensive income	—	—	—	—	(139)

	—	—	—	—	852
Items that are or may be reclassified subsequently to profit or loss:
Exchange differences on translating foreign operations	59	(104)	(54)	(67)	(5)

Other comprehensive income (loss), net of income tax	59	(104)	(54)	(67)	847

Total comprehensive income (loss) for the period	$(105)	$(916)	$(110)	$(330)	$(324)

Consolidated statements of cash flow: Increase (decrease)	Nine months ended September 30th 2013	Nine months ended September 30th 2012	Three months ended September 30th 2013	Three months ended September 30th 2012	Twelve months ended December 31st 2012

Profit	$(164)	$(812)	$(56)	$(263)	$(1,171)
Income taxes	(20)	(100)	(7)	(32)	(179)
Change in non-cash pension liabilities	184	912	63	295	1,350

Consolidated statements of financial position: Increase (decrease)	September 30th 2013	September 30th 2012	December 31st 2012	January 1st 2012

Deferred tax assets	$(895)	$(778)	$(869)	$(912)
Pensions	(3,773)	(3,089)	(3,772)	(4,139)
Translation reserves	59	(179)	(80)	(75)
Retained earnings	2,819	2,490	2,983	3,302

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

2.	Basis of preparation (continued)

(e)	Recently adopted accounting pronouncements (continued)

(iii)	Fair value measurement

In May 2011, the IASB issued IFRS 13, Fair Value Measurement. IFRS 13 provides a single source of guidance on how to measure fair value where its use is already required or permitted by other IFRS and enhances disclosure requirements for information about fair value measurements. The new standard has been applied prospectively and did not impact the financial results of the Company. Disclosures required by this standard are included in notes 9(a) and (b).

(iv)	Disclosure of interests in other entities

In May 2011, the IASB issued IFRS 12, Disclosure of Interests in Other Entities. IFRS 12 contains disclosure requirements for entities that have interests in subsidiaries, joint arrangements, associates and/or unconsolidated structured entities. The required disclosures aim to provide information in order to enable users to evaluate the nature of, and the risks associated with, an entity’s interest in other entities, and the effects of those interests on the entity’s financial position, financial performance and cash flows. The Company has no interests in joint arrangements and associates, or structured entities that are not controlled by the Company. Disclosures relating to interests in subsidiaries are included in note 12.

(f)	Recent accounting pronouncements not yet adopted

The following is a summary of recent accounting pronouncements that may affect the Company.

(i)	Financial instruments

IFRS 9, Financial Instruments, replaces IAS 39, Financial Instruments: Recognition and Measurement. The new standard requires entities to classify financial assets as being measured either at amortized cost or fair value depending on the business model and contractual cash flow characteristics of the asset. For financial liabilities, IFRS 9 requires an entity choosing to measure a liability at fair value to present the portion of the change in its fair value due to change in the entity’s own credit risk in the other comprehensive income rather than in the statement of profit or loss. The new standard applies to annual periods beginning on or after January 1, 2015.

(ii)	Investment entities

IFRS 10, Consolidated Financial Statements, is amended to introduce an exception for investment entities to the principle that all subsidiaries are consolidated. An investment entity is required to measure subsidiaries at fair value through profit or loss. IFRS 12, Disclosure of Interests in Other Entities, is amended to add disclosure requirements for investment entities. IAS 27, Separate Financial Statements, is amended to require an investment entity to measure its investments in subsidiaries at fair value through profit or loss when it presents separate financial statements. These amendments are effective for annual periods beginning on or after January 1, 2014.

(iii)	Recoverable amount disclosures for non-financial assets

IAS 36, Impairment of Assets, is amended to require disclosure of the recoverable amount of impaired assets, the measurement of the recoverable amount of impaired assets and the discount rate. These amendments are effective for annual periods beginning on or after January 1, 2014.

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

2.	Basis of preparation (continued)

(f)	Recent accounting pronouncements not yet adopted (continued)

(iv)	Novation of derivatives and continuation of hedge accounting

IAS 39, Financial Instruments: Recognition and Measurement, is amended to clarify that novation of a hedging derivative to a clearing counterparty as a consequence of laws or regulations or the introduction of laws or regulations does not terminate hedge accounting. The amendments are effective for annual periods beginning on or after January 1, 2014.

(v)	IFRIC 21 Levies

IFRIC 21, Levies, is issued to provide guidance on the accounting for levies within the scope of IAS 37, Provisions, Contingent Liabilities and Contingent Assets. The main features of IFRIC 21 are the obligating event that gives rise to a liability to pay a levy is the activity that triggers the payment of the levy and the liability to pay a levy is recognized progressively if the obligating event occurs over a period of time. This interpretation is effective for annual periods beginning on or after January 1, 2014.

3.	Business acquisition

On March 31, 2012, the Company, through a wholly owned subsidiary, acquired all of the outstanding shares of Comdasys AG (“Comdasys”). Comdasys offers fixed mobile convergence solutions which enable smartphones to become full-featured PBX extensions with Unified Communication capabilities, thereby enabling enterprises to leverage their existing communication infrastructure to implement more efficient and cost-effective mobile communication solutions. The purchase of Comdasys will enhance the Company’s fixed mobile convergence solutions and mobile video solutions.

The purchase price for the shares was cash consideration of $2,970 (Euro 2,230). No significant adjustments were made to the preliminary fair value determination.

The final purchase price allocation is as follows:

Assets acquired:
Current assets (inclusive of cash acquired of $539)	$1,150
Deferred tax assets	142
Property, plant and equipment	24
Intangible assets	2,446
Goodwill	557

4,319

Less liabilities assumed:
Current liabilities	650
Deferred tax liabilities	699

1,349

Fair value of net assets acquired	$2,970

Financed by:
Cash	$2,970

None of the goodwill recognized is expected to be deductible for income tax purposes.

The Company’s consolidated statement of profit for the nine months ended September 30, 2012 includes revenue of $320 and loss of $448 recognized by Comdasys. The consolidated revenue and profit would not have been materially different had the acquisition occurred on January 1, 2012.

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

4.	Disposition of product line

On September 2, 2013, the Company sold certain assets comprising its OPAS Sozial software, to CGM SYSTEMA Deutschland GmbH, for consideration of $1,387 (Euro 1,000). The gain on the sale of this product line of $1,379 has been recorded in finance income. The operations and cash flows disposed could not be distinguished from the rest of the Company and as such are not disclosed as discontinued operations.

5.	Long-term investment in MAV II Notes

In July 2007, the Company invested $8,514 in asset-backed commercial paper (“ABCP”) issued by Structured Investment Trust III, which was rated R1-High by the Dominion Bond Rating Service at the time it was purchased. In August 2007, the market for trading certain ABCP in Canada was halted after several issuers of ABCP could not obtain financing to roll their investments.

During 2012, the market for MAV II Notes generally improved. Based on information available in the public domain, the Company believes that the market prices are adequate indication of fair market and the market is active enough to provide a minimum bid price in reasonable size for all MAV II Notes. The market is considered to be as active as any asset-backed security market. As a result, the Company calculated the fair value of its investment based on the current market price. During the nine months ended September 30, 2012, the Company calculated the fair value on a blended basis between current market price and the fair value using a going concern valuation approach to a discounted cash flow model. Based on available market values, the Company recognized a fair value adjustment gain of $350 in the nine months and $nil in the three months ended September 30, 2013 ($1,056 in the nine months and $296 in the three months ended September 30, 2012), which has been recorded in finance income.

On January 28, 2013, the Company received full payment of the CL15 tracking note in the amount of $924 (2012 – $nil). On September 3, 2013, the Company sold all of the MAV II Notes for proceeds of $6,595. No MAV II Notes were sold during the nine months ended September 30, 2012. As at December 31, 2012, the MAV II Notes investment was recorded on the unaudited consolidated statement of financial position at $7,202 of which $924 was recorded as short-term investment.

6.	Inventories

During the nine months ended September 30, 2013, the Company recorded an inventory provision of $3,109 (2012 – $2,597) to write down the value of the inventory to estimated net realizable value and a reversal of inventory write-down of $1,248 (2012 – $1,866), due to the sale of the inventory previously written down. The net inventory provision of $1,861 (2012 – $731) is included in cost of sales.

7.	Share-based payments

At September 30, 2013, the Company has two share-based payment arrangements: a) stock option program and b) share appreciation rights (“SARs”) program.

(a)	Stock option program

The Company operates two stock option arrangements where settlement is made in equity. The first plan was initiated during the year 2000 and is hereafter referred to as the “2000 Option Plan”. Under the 2000 Option Plan, 3,000,000 common shares of the Company were reserved for the issuance of stock options and the Company granted stock options to certain employees, officers and directors. No further grants of options are permitted under the 2000 Option Plan since the approval of the 2006 Option Plan in May 2006.

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

7.	Share-based payments (continued)

(a)	Stock option program (continued)

The second plan was approved by shareholders at the Company’s Annual General Meeting in May 2006, and is hereafter referred to as the “2006 Option Plan”. Under the 2006 Option Plan, the Company is able to grant options up to 10% of its outstanding share capital as of the date of approval of the 2006 Option Plan. Options are priced at the weighted average share price outstanding for the five days preceding the option grant date.

The Company has granted stock options under both plans to certain employees, officers and directors.

Stock options currently granted vest over periods from one to six years and expire between five and ten years from the date of grant.

Stock option transactions were as follows:

	Nine months ended September 30, 2013		Nine months ended September 30, 2012
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price

Beginning balance	745,500	$17.41	1,371,000	$23.60
Granted	—	—	—	—
Exercised	(268,000)	$12.74	(19,000)	$11.29
Forfeited	(4,250)	$26.54	—	—
Cancelled	(3,000)	$31.35	(606,500)	$31.61

Ending balance before adjustment	470,250	$19.73	745,500	$17.41
Adjustment due to special cash dividend payment (i)	(192,270)	$18.25	—	—

Revised ending balance	277,980	$20.76	745,500	$17.41

Exercisable before adjustment	222,625	$23.12	342,250	$17.30
Adjustment due to special cash dividend payment (i)	(74,871)	$22.18	—	—

Revised exercisable balance	147,754	$23.60	342,250	$17.30

The fair value of the stock options is amortized on a straight-line basis over the vesting periods of the options. For the nine months and three months ended September 30, 2013, the Company recognized stock compensation expense of $512 and $205, respectively (nine months and three months ended September 30, 2012 – $878 and $251) relating to the fair value of options granted.

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

7.	Share-based payments (continued)

(a)	Stock option program (continued)

(i)	On August 16th, 2013, the Company paid a special cash dividend of $7.20 per share on its common shares. As Optionholders would have been adversely impacted by the expected reduction in the market price of the Common Shares after the payment of the Special Dividend, the Company wished to align the interests of the Optionholders with the Company’s shareholders as well as retain and continue to motivate existing Optionholders by adjusting the number of Common Shares (“Optioned Shares”) as defined under the Company’s 2006 Stock Option Plan issued upon the exercise of each option as well as the number of options outstanding such that each Optionholder exercising an option after the payment date of the Special Dividend will be in the same position as if the Optionholder would have been if they had exercised such option prior to such payment date. This adjustment was made in accordance with the Company’s 2006 Stock Option Plan. There would be no change to the aggregate number of Optioned Shares issuable upon exercise of the reduced options but the aggregate consideration paid by Optionholders would be reduced for each Optioned Share in accordance with the TSX Staff Notice 2009-0006 regarding the re-pricing of options after a special distribution. The reduction was determined to be $7.46 per Optioned Share which was based upon the difference between: (a) the volume-weighted market price of the Common Shares for the five (5) day period ending on the close of business on the payment date; and (b) the volume-weighted market price of the Common Shares for the five (5) day period commencing on the first trading day after the payment date.

(b)	SARs program

The SARs program, which commenced on July 28, 2010, is a long-term cash incentive plan for directors, officers, and employees of the Company’s subsidiaries excluding any director, officer or employee of the Company. Under the SARs plan, participants are eligible to receive an award of share units having a specified award market value. The award market value is the weighted average trading price of the Company’s common shares on the Toronto Stock Exchange (“TSX”) on the ten trading days immediately preceding the award date. The SARs have up to a 5-year term, vest over four years on each anniversary date of the grant and are exercisable at any time after the share units have vested. Upon exercise, each participant is entitled to receive the amount by which the exercise market value, which is the weighted average trading price of the Company’s share price on the TSX on the ten trading days immediately preceding the exercise date, exceeds the award market value, less any applicable withholding taxes.

As of September 30, 2013, 45,000 share units (December 31, 2012 – 40,000 share units) remain outstanding and 20,000 share units (December 31, 2012 – 15,000 share units) have vested under the SARs plan. 5,000 share units were granted during the nine months ended September 30, 2013. No share units were granted during the nine months ended September 30, 2012.

During the nine months and three months ended September 30, 2013, the Company recognized compensation expense of $43 and $23 associated with the share units (nine months and three months ended September 30, 2012 – $56 and $17). As of September 30, 2013, the Company recognized a cumulative compensation payable of $155 (December 31, 2012 – $112).

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

8.	Share repurchase program

On November 1, 2011, the Company received regulatory approval to commence a Normal Course Issuer Bid (the “2011 NCI Bid”) which commenced on November 3, 2011 and terminated on November 2, 2012. Under the 2011 NCI Bid, the Company could repurchase up to 700,000 of its common shares. During the nine months ended September 30, 2012, 347,458 shares were repurchased at an average per share value of $16.76, for an aggregate purchase amount of $5,824. This resulted in $2,346 being recorded as a reduction to share capital and $3,478 as a reduction in retained earnings.

On February 22, 2012, the Company’s Board of Directors approved the repurchase of up to $50,000 of its common shares for subsequent cancellation in accordance with the Company’s substantial issuer bid as filed on www.sedar.com. On April 16, 2012, the Company took up and paid for 2,173,913 shares at a purchase price of $23.00 per share for an aggregate purchase amount of $50,000. This resulted in $14,709 being recorded as a reduction to share capital and $35,291 as a reduction in retained earnings.

On November 1, 2012, the Company received regulatory approval to commence a Normal Course Issuer Bid (the “2012 NCI Bid”) which commenced on November 5, 2012 and will terminate on November 4, 2013. Under the 2012 NCI Bid, the Company may repurchase up to 576,000 of its common shares. No shares have been repurchased under the 2012 NCI Bid since its commencement.

9.	Financial instruments

(a)	Fair values and classification of financial instruments

The fair values of financial assets and liabilities, together with the carrying amounts shown in the unaudited consolidated interim statement of financial position, are as follows:

	2013
	Carrying amount	Fair value
Cash and cash equivalents, measured at fair value	$89,279	$89,279
Loans and receivables, measured at amortized cost:
Trade and other receivables	118,010	118,010
Finance lease receivables	27,671	25,891
Acquired lease receivables	128	124
Indebtedness, measured at fair value	(2,158)	(2,158)
Trade and other payables, measured at amortized cost	(94,472)	(94,472)
Loans payable, measured at amortized cost	(1,087)	(1,022)

	$137,371	$135,652

The following summarizes the significant methods and assumptions used in estimating the fair values of financial instruments reflected in the table above:

(i) The fair values of cash equivalents and short-term investments are determined by the quoted market values for each of the investments in an active market at the reporting date.

(ii) The carrying amounts of cash, trade and other receivables, indebtedness and trade and other payables approximate their fair values due to the short-term nature of these financial instruments.

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

9.	Financial instruments (continued)

(a)	Fair values and classification of financial instruments (continued)

(iii) The fair values of finance lease receivables, acquired lease receivables, and loans payable are estimated using the discounted cash flow method. The interest rates used to discount estimated cash flows are based on the government yield curve at the reporting date plus an adequate credit spread, and were as follows:

2013
Leases receivable	4.2% to 4.8%
Loans payable	4.2% to 4.8%

(b)	Fair value hierarchy

Fair value measurements are classified under a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

(i) Level 1 is quoted prices (unadjusted) in active markets for identical assets or liabilities;

(ii) Level 2 consists of inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

(iii) Level 3 is unobservable inputs for the asset or liability.

Recurring assets that are measured at fair value at September 30, 2013 are summarized below:

	Level 1	Level 2	Level 3	Total

Financial assets at fair value through profit or loss:
Cash equivalents	$35,755	$—	$—	$35,755

There were no transfers of fair value measurements between levels of the fair value hierarchy during the nine months ended September 30, 2013.

(c)	Financial risk management

The Company, through its financial assets and liabilities, is exposed to various risks. The following analysis provides a measurement of these risks as at September 30, 2013.

(i)	Credit risk

Credit risk is the risk of loss resulting from the failure of a customer or counterparty to meet its contractual obligations to the Company. The carrying amount of financial assets represents the Company’s estimate of maximum credit exposure.

The Company’s credit risk is primarily attributable to its cash balances, trade and other receivables, and finance lease receivables. The Company’s cash equivalents are held on deposit with Canadian banks and are invested in Government of Canada Treasury Bonds, in bankers’ acceptance notes (“BAs”) and in guaranteed investment certificates (“GICs”) of Canadian banks. All the major banks with which the Company holds deposits, or in whose BAs and GICs the Company has invested, have a Tier 1 Capital ratio of 11% or greater, and a long term credit rating of Aa2 (Moody’s), A+ (S&P), AA- (Fitch), and AA (DBRS) or greater.

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

9.	Financial instruments (continued)

(c)	Financial risk management (continued)

(i)	Credit risk (continued)

The Company sells the majority of its services and products under trade and finance lease receivables to telecommunication companies and service integration companies in over 40 countries around the world. The Company’s exposure to credit risk associated with non-payment by these customers is affected by conditions or occurrences within its industry and the global marketplace. The Company currently believes these conditions are challenging and is closely monitoring extensions of credit and performing ongoing credit evaluations of its customers’ financial condition to manage its credit risk exposure. The Company believes it maintains adequate provisions for potential credit losses. The amounts disclosed in the consolidated statements of financial position are net of allowances for doubtful accounts, estimated by the Company’s management, based on prior experience and an assessment of current financial conditions of customers, as well as the general economic environment. As of September 30, 2013, accounts receivable are net of an allowance for doubtful accounts of $6,225 (December 31, 2012 – $6,749).

(ii)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s primary source of liquidity is its cash reserves. The Company also maintains certain credit facilities to support short-term funding of operations. The Company believes it has sufficient available funds to meet current and foreseeable financial requirements.

(iii)	Market risk

Market risk arises from changes in market prices and rates (including interest rates, foreign exchange rates, and equity prices), the correlations among them, and their levels of volatility. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Currency risk

The Company is subject to currency risk through its activities in the United States, Europe, Latin America and Asia. Unfavorable changes in the exchange rate may affect the operating results of the Company. The Company does not actively use derivative instruments to reduce its exposure to foreign currency risk. There were no foreign currency forward contracts outstanding at September 30, 2013 and 2012.

Interest rate risk

The Company is exposed to interest rate risk, in that changes in market interest rates will cause fluctuations in the fair value of its cash equivalents, short-term investments, loans and receivables and long-term credit facilities.

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

10.	Capital management

The Company’s objectives when managing its capital are:

(a)	to maintain a flexible capital structure that optimizes the cost of capital at acceptable risk, while providing an appropriate return to its shareholders;

(b)	to maintain a strong capital base so as to maintain investor, creditor and market confidence, and to sustain future development of the business;

(c)	to safeguard the Company’s ability to obtain financing should the need arise; and

(d)	to maintain financial flexibility in order to have access to capital in the event of future acquisitions, and to manage the business through changing economic conditions.

The Company manages its capital structure and makes adjustments to it in accordance with the objectives stated above. The Company also responds to changes in economic conditions and the risk characteristics of the underlying assets and its working capital requirements. In order to maintain or adjust its capital structure, the Company, upon approval from its Board of Directors, may issue shares, repurchase shares, pay dividends or undertake other activities as deemed appropriate under the specific circumstances. The Board of Directors reviews and approves any material transactions out of the ordinary course of business, including proposals on acquisitions or other major investments or divestitures.

In the nine months ended September 30, 2013, the Company paid two quarterly dividends of $0.20 per share on its common shares and one special dividend of $7.20 per share on its common shares, for an aggregate dividend amount of $89,487 (2012 – three quarterly dividends of $0.20 per common share, for an aggregate of $7,544). The Board of Directors determines if and when dividends should be declared and paid based on all relevant circumstances, including the desirability of financing further growth of the Company and its financial position at the relevant time. The Board of Directors has adopted a policy to pay quarterly dividends, which commenced in October 2009. The Company intends to declare a regular quarterly dividend to allow shareholders to participate in its free cash flow, while retaining sufficient capital to invest in acquisitions and organic growth. There is no guarantee that dividends will continue to be declared and paid in the future.

The Company monitors the return on capital, which is defined as profit divided by total equity. There were no changes in the Company’s approach to capital management during the nine months ended September 30, 2013. Neither the Company nor any of its subsidiaries are subject to externally imposed capital requirements.

11.	Segmented and geographical information

Segment disclosures

The Company operates in the Enterprise Communication segment which develops and markets a full line of residential and business telephones for the cable and telecommunication markets. The Enterprise Communication segment is managed geographically between Americas, Europe and Other. The Other segment includes Africa, Asia, the Middle East and the Asia-Pacific region.

Management evaluates each geographic segment’s performance based on revenues less cost of sales, selling, general and administrative expenses, depreciation of property, plant and equipment, and amortization of intangible assets. The accounting policies of the geographic segments are the same as those described in the summary of significant accounting policies. Research and development and corporate selling, general and administrative expenses that benefit all geographic segments, are not allocated to a geographic segment and are included in “Corporate”.

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

11.	Segmented and geographical information (continued)

The following tables present the segmented statements of profit for the nine months and three months ended September 30, 2013 and 2012:

Nine months ended September 30, 2013	Americas	Europe	Other	Corporate	Total Consolidated

Revenue	$66,111	$329,891	$27,964	$—	$423,966
Cost of sales	37,256	187,079	15,093	764	240,192

	28,855	142,812	12,871	(764)	183,774
Expenses (income):
Selling, general and administrative	13,002	96,883	5,493	5,878	121,256
Depreciation of property, plant and equipment	1,272	2,884	261	—	4,417
Amortization of intangible assets	132	6,416	305	—	6,853

	$14,449	$36,629	$6,812	$(6,642)	$51,248
Research and development					44,303
Foreign exchange loss					865
Finance income					(3,797)
Finance expense					204

Profit before income taxes					9,673
Income taxes					1,666

Profit					$8,007

Nine months ended September 30, 2012	Americas	Europe	Other	Corporate	Total Consolidated

Revenue	$59,379	$337,896	$34,129	$—	$431,404
Cost of sales	36,505	189,237	17,934	1,211	244,887

	22,874	148,659	16,195	(1,211)	186,517
Expenses (income):
Selling, general and administrative	13,442	100,975	6,422	6,691	127,530
Depreciation of property, plant and equipment	1,357	3,093	302	—	4,752
Amortization of intangible assets	213	6,266	298	—	6,777

	$7,862	$38,325	$9,173	$(7,902)	$47,458
Research and development					43,654
Foreign exchange loss					2,114
Finance income					(3,360)
Finance expense					140

Profit before income taxes					4,910
Income taxes					856

Profit					$4,054

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

11.	Segmented and geographical information (continued)

Three months ended September 30, 2013	Americas	Europe	Other	Corporate	Total Consolidated

Revenue	$23,793	$106,746	$9,102	$—	$139,641
Cost of sales	13,025	61,041	5,005	200	79,271

	10,768	45,705	4,097	(200)	60,370
Expenses (income):
Selling, general and administrative	4,282	30,706	1,782	2,080	38,850
Depreciation of property, plant and equipment	411	988	72	—	1,471
Amortization of intangible assets	40	2,165	101	—	2,306

	$6,035	$11,846	$2,142	$(2,280)	$17,743
Research and development					12,431
Foreign exchange loss					519
Finance income					(2,014)
Finance expense					52

Profit before income taxes					6,755
Income taxes					1,265

Profit					$5,490

Three months ended September 30, 2012	Americas	Europe	Other	Corporate	Total Consolidated

Revenue	$19,815	$106,560	$10,688	$—	$137,063
Cost of sales	12,574	60,991	5,423	313	79,301

	7,241	45,569	5,265	(313)	57,762
Expenses (income):
Selling, general and administrative	4,561	31,476	1,991	1,909	39,937
Depreciation of property, plant and equipment	455	1,006	93	—	1,554
Amortization of intangible assets	49	1,901	100	—	2,050

	$2,176	$11,186	$3,081	$(2,222)	$14,221
Research and development					13,595
Foreign exchange loss					702
Finance income					(966)
Finance expense					36

Profit before income taxes					854
Income taxes					138

Profit					$716

The following table presents sales to third party customers attributable to geographic location based on the location of the customer for the nine months and three months ended September 30, 2013 and 2012:

	Nine months ended September 30th		Three months ended September 30th
	2013	2012	2013	2012

Germany	$98,906	$95,601	$33,824	$31,722
France	67,917	71,088	21,136	21,396
United States	47,502	40,217	17,778	14,058
Nordic Region	37,254	36,959	11,426	11,799
Canada	6,613	8,813	2,098	2,604
Other	165,774	178,726	53,379	55,484

	$423,966	$431,404	$139,641	$137,063

AASTRA TECHNOLOGIES LIMITED

Notes to the Consolidated Interim Financial Statements (Unaudited)

September 30, 2013

(In thousands of Canadian dollars, except share and per share amounts)

11.	Segmented and geographical information (continued)

Property, plant and equipment, intangible assets and goodwill by geographical area are as follows:

	September 30th 2013	December 31st 2012

Canada	$3,573	$3,983
United States	3,703	3,541
Europe	80,678	84,563
Other foreign	3,013	3,581

	$90,967	$95,668

12.	Company entities

The Company has 100% ownership interest in all the subsidiaries. The following is a list of the significant subsidiaries of the Company:

Principal place of business

Aastra Belgium SA	Belgium
Aastra Deutschland GmbH	Germany
Aastra France SAS	France
Aastra Italia S.p.A.	Italy
Aastra Tel Sweden AB	Sweden
Aastra Telecom Australia Pty Ltd	Australia
Aastra Telecom Do Brasil Industria S.A.	Brazil
Aastra Telecom Inc.	Canada
Aastra Telecom S.L.	Spain
Aastra Telecom Schweiz AG	Switzerland
Aastra Telecom (UK) Limited	UK
Aastra USA Inc.	US
DeTeWe Communications GmbH	Germany

13.	Subsequent event

Declaration of cash dividend

On October 17, 2013, the Board of Directors declared a cash dividend of $0.20 per share on its common shares, payable on November 14, 2013, to all shareholders of record at the close of business on October 31, 2013.

14.	Comparative figures

Certain 2012 comparative figures have been reclassified to conform to the financial statement presentation adopted for 2013.